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                           ASSET PURCHASE AGREEMENT




                                    among

                         EXODUS COMMUNICATIONS, INC.,
                     AMERICAN INFORMATION SYSTEMS, INC.,
                             ARCA SYSTEMS, INC.,
                     COHESIVE TECHNOLOGY SOLUTIONS, INC.,
                          GLOBALCENTER HOLDING CO.,
                            GLOBALCENTER INC. and
                            SERVICE METRICS, INC.,
                                 as Sellers,





                           CABLE AND WIRELESS PLC,
                                  as Parent


                                     and

                             DIGITAL ISLAND INC.,
                                 as the Buyer




                        Dated as of November 29, 2001

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                                  ARTICLE I

                                 DEFINITIONS

Section 1.1.      Specific Definitions.........................................1

Section 1.2.      Other Terms.................................................14

Section 1.3.      Other Definitional Provisions...............................14

                                  ARTICLE II

                       THE PURCHASE AND SALE OF ASSETS

Section 2.1.      Purchased Assets............................................15

Section 2.2.      Consideration for the Purchased Assets......................20

Section 2.3.      Contract Assumption and Assignment..........................23

Section 2.4.      Contract Obligations........................................26

Section 2.5.      No Expansion of Third Party Rights..........................27

Section 2.6.      Closing.....................................................27

Section 2.7.      Deliveries at Closing.......................................28

Section 2.8.      Subsequent Transfer.........................................29

Section 2.9.      Performance.................................................29

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF EXODUS

Section 3.1.      Title to Purchased Assets...................................30

Section 3.2.      Power and Authority.........................................30

Section 3.3.      Organization, Authority and Qualification...................30

Section 3.4.      Capitalization of SPEs......................................31

Section 3.5.      Subsidiaries................................................31

Section 3.6.      SEC and Other Reports; Financial Statements.................31

Section 3.7.      Absence of Certain Changes or Events........................32

Section 3.8.      Real Estate; Title to Properties............................32

Section 3.9.      Litigation..................................................34

Section 3.10.     Compliance with Law.........................................34

Section 3.11.     Contracts...................................................34

Section 3.12.     Consents and Approvals......................................35

Section 3.13.     Environmental and Health and Safety Matters.................35

Section 3.14.     Tax Matters.................................................36

Section 3.15.     Intellectual Property.......................................36

Section 3.16.     Labor Matters...............................................38

Section 3.17.     Employee Benefits...........................................40

Section 3.18.     Insurance...................................................42

Section 3.19.     Brokers and Finders.........................................42

Section 3.20.     Information Technology......................................42

Section 3.21.     Sufficiency of Purchased Assets.............................42

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.1.      Power and Authority.........................................43

Section 4.2.      Organization, Authority and Qualification...................43

Section 4.3.      Brokers and Finders.........................................43

Section 4.4.      Consents and Approvals......................................43

Section 4.5.      Litigation..................................................43

Section 4.6.      Availability of Funds.......................................44

                                  ARTICLE V

                                 TAX MATTERS

Section 5.1.      Transfer Taxes..............................................44

Section 5.2.      Allocation of Purchase Price................................44

Section 5.3.      Tax Information.............................................45

                                  ARTICLE VI

        CERTAIN COVENANTS AND AGREEMENTS OF THE SELLERS AND THE BUYER

Section 6.1.      Submission for Bankruptcy Court Approval....................45

Section 6.2.      Consultation; Notification; No Conflict.....................50

Section 6.3.      Bidding Procedures..........................................50

Section 6.4.      Expense Reimbursement and Break-Up Fee......................53

Section 6.5.      Other Assets and Agreements.................................53

Section 6.6.      Additional Matters and Further Assurances...................54

Section 6.7.      Access and Information......................................54

Section 6.8.      Registrations, Filings and Consents.........................55

Section 6.9.      Conduct of Business.........................................56

Section 6.10.     Retention of Books and Records..............................58

Section 6.11.     Delivery of Corporate Minutes and Bank Signature Cards......58

Section 6.12.     Further Assurances..........................................59

Section 6.13.     Non-Solicitation of Employees; Confidentiality of Information;
                  Use of Intellectual Property................................59

Section 6.14.     Closing.....................................................60

Section 6.15.     Employment..................................................60

Section 6.16.     Benefit Plans...............................................60

Section 6.17.     Transition Services; License................................62

Section 6.18.     Conduct After Closing.......................................64

Section 6.19.     Use of Licensed Marks.......................................64

Section 6.20.     Non-US Transactions.........................................65

Section 6.21.     Consents to Severance of Leases.............................67

Section 6.22.     Additional Payments in respect of Austin 2..................68

Section 6.23.     Letters of Credit; Security Deposits........................68

Section 6.24.     Shutdown of Certain Non-Acquired Sites......................69

                                 ARTICLE VII

                            CONDITIONS TO CLOSING

Section 7.1.      Conditions Precedent to Obligations of the Sellers
                  and the Buyer...............................................70

Section 7.2.      Conditions Precedent to Obligations of the Sellers..........71

Section 7.3.      Conditions Precedent to the Obligations of Parent
                  and the Buyer...............................................71

                                 ARTICLE VIII

                                 TERMINATION

Section 8.1.      Termination.................................................72

Section 8.2.      Notice of Termination.......................................74

Section 8.3.      Abandonment.................................................74

                                  ARTICLE IX

                               INDEMNIFICATION

Section 9.1.      Survival of Representations.................................74

Section 9.2.      Agreement to Indemnify......................................75

Section 9.3.      Conditions of Indemnification for Third-Party Claims........75

Section 9.4.      Limitation of Indemnification...............................76

Section 9.5.      Security for Indemnification................................77

Section 9.6.      Purchase Price Adjustment...................................77

                                  ARTICLE X

                                MISCELLANEOUS

Section 10.1.     Amendment and Waiver........................................77

Section 10.2.     Expenses....................................................78

Section 10.3.     Public Disclosure...........................................78

Section 10.4.     Specific Performance........................................78

Section 10.5.     Assignment..................................................78

Section 10.6.     Entire Agreement............................................78

Section 10.7.     Fulfillment of Obligations..................................78

Section 10.8.     Parties in Interest; No Third Party Beneficiaries...........79

Section 10.9.     Schedules...................................................79

Section 10.10.    Counterparts................................................79

Section 10.11.    Headings....................................................79

Section 10.12.    Notices.....................................................79

Section 10.13.    No Strict Construction......................................80

Section 10.14.    Governing Law...............................................80

Section 10.15.    Severability................................................81



                                  EXHIBITS

         Exhibit A - Transition Services Agreement S/B
         Exhibit B - Transition Services Agreement B/S
         Exhibit C - License Agreement





                          ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 29, 2001, among Exodus Communications, Inc., a Delaware corporation ("Exodus"), American Information Systems, Inc., an Illinois corporation, Arca Systems, Inc., a Delaware corporation, Cohesive Technology Solutions, Inc., a Delaware corporation, GlobalCenter Holding, Co., a Delaware corporation, GlobalCenter, Inc., a Delaware corporation, and Service Metrics, Inc., a Delaware corporation (each a "Seller" and, together with Exodus, the "Sellers"); Digital Island Inc. (the "Buyer"); and Cable and Wireless plc, a public limited company organized under the laws of England and Wales ("Parent").


                             W I T N E S S E T H:

            WHEREAS, Exodus is engaged, directly and through the other Sellers and its and their respective Subsidiaries, in the Business; and

            WHEREAS, on September 26, 2001, voluntary petitions were filed by Exodus and the other Sellers for relief pursuant to Section 301 of Title 11 of the United States Code, 11 U.S.C. ss.ss.101 et seq. (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (the "Bankruptcy Cases"); and

            WHEREAS, Exodus owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each other Seller; and

            WHEREAS, the Sellers desire to sell and transfer to the Buyer or its Designees, and the Buyer desires to purchase and assume from the Sellers, the Purchased Assets and the Buyer is willing to assume, and the Sellers desire to assign to the Buyer, the Assumed Liabilities; and

            WHEREAS, upon the terms and subject to the conditions set forth herein, and as authorized under Sections 105, 363, 365 and 1146 of the Bankruptcy Code, the Buyer or its Designees will purchase from the Sellers the Purchased Assets and the Buyer will assume from the Sellers the Assumed Liabilities;

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

            Section 1.1. Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

            "Accounts Receivable Value" shall be determined in accordance with Schedule 2.2(b)(i).

            "Accrued Vacation Benefit" shall have the meaning set forth in
Section 6.16(c).

            "Acquired Sites" shall mean the 27 Internet data centers identified on Schedule 2.1(a)(i).

            "Actions or Proceedings" shall have the meaning set forth in
Section 3.9(a).

            "Actual Cure Amounts" shall have the meaning set forth in Section 2.4(a).

            "Affiliate," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

            "Aggregate Vacation Benefit" shall have the meaning set forth in
Section 6.16(c).

            "Agreed Operating Lease Cure Amount" shall have the meaning set forth in Section 2.1(a)(iii).

            "Agreement" shall mean this Agreement and all Schedules and Exhibits hereto.

            "Alternative Non-US Transaction" shall have the meaning set forth in Section 6.20(g)(i).

            "Alternative Transaction" shall have the meaning set forth in
Section 6.4(a).

            "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice.

            "Assigned Contracts" shall have the meaning set forth in Section 2.3(d).

            "Assumed Leases" shall have the meaning set forth in Section 3.8(b).

            "Assumed Liabilities" shall have the meaning set forth in Section 2.1(c).

            "Auction" shall have the meaning set forth in Section 6.3(c)(i).

            "Auction Transaction" shall have the meaning set forth in Section 6.4(a).

            "Bankruptcy Auction Interested Parties" shall have the meaning set forth in Section 2.3(f).

            "Bankruptcy Cases" shall have the meaning set forth in the recitals.

            "Bankruptcy Code" shall have the meaning set forth in the recitals.

            "Bankruptcy Court" shall have the meaning set forth in the recitals.

            "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure.

            "Benefit Plans" shall have the meaning set forth in Section 3.17(a).

            "Bid" shall have the meaning set forth in Section 6.3(a).

            "Bid Deadline" shall have the meaning set forth in Section 6.3(a).

            "Bidding Procedures" shall have the meaning set forth in Section
6.3.

            "Bidding Procedures Motion" shall have the meaning set forth in
Section 6.1(a)(1).

            "Bidding Procedures Order" shall have the meaning set forth in
Section 6.1(a)(i).

            "Break-Up Fee" shall have the meaning set forth in Section 6.4(a).

            "Business" means the business of providing Internet infrastructure outsourcing services, including web-hosting and managed and professional services, as conducted by the Sellers and their respective Subsidiaries on the date hereof and encompassing the business operations, including all customer relationships, associated with the Acquired Sites and the Non-Acquired Sites and the SPEs, as well as (to the extent not otherwise associated with the Acquired Sites and the SPEs), any other business operations (including managed and professional services businesses) related to maintaining such customer relationships and business operations described above, but excluding any business operations, customer relationships, assets or liabilities of the Sellers or any of their respective Subsidiaries outside the United States.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in London, England, New York, New York or San Francisco, California are authorized or obligated by law or executive order to close.

            "Business Employees" shall have the meaning set forth in
Section 6.15.

            "Buyer" shall have the meanings set forth in the preamble.

            "Cash Consideration" shall have the meaning set forth in Section 2.2(a).

            "Claimants" shall have the meaning set forth in Section
6.1(a)(ii).

            "Claims" shall have the meaning set forth in Section 9.2(a).

            "Closing" shall have the meaning set forth in Section 2.6.

            "Closing Accounts Statement" shall have the meaning set forth in
Section 2.2(b)(ii).

            "Closing Date" shall have the meaning set forth in Section 2.6.

            "Closing Disputed Matters" shall have the meaning set forth in
Section 2.2(c).

            "Closing Receivables Statement" shall have the meaning set forth in Section 2.2(b)(i).

            "COBRA" shall have the meaning set forth in Section 2.1(d)(vii).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Committee" shall have the meaning set forth in Section 6.3(a).

            "Commonly Controlled Entity" shall have the meaning set forth in
Section 3.17(a).

            "Confidentiality Agreement" shall have the meaning set forth in
Section 6.7(e).

            "Contract" shall mean any mortgage, bond, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, covenant not to compete, lease, franchise, license, permit, contract, agreement, commitment, obligation, trust, instrument or other written binding arrangement or understanding.

            "Contract Confidential Information" shall have the meaning set forth in Section 2.3(f).

            "Contract Parties" shall have the meaning set forth in Section
2.3(f).

            "Copyrights" shall have the meaning set forth in the definition of Intellectual Property.

            "Deductible" shall have the meaning set forth in Section 9.4(b).

            "Definitive Sale Documentation" shall have the meaning set forth in Section 6.3(a).

            "Designee" shall mean any direct or indirect wholly-owned Subsidiary of Parent, that the Buyer may appoint to (i) purchase specified Purchased Assets, (ii) assume specified Assumed Liabilities or any Assigned Contract, (iii) exercise any of the Buyer's rights hereunder, or (iv) employ specified Transferred Employees on and after the Closing Date, it being understood and agreed that any such right to designate is conditioned upon such Designee being able to demonstrate satisfaction of the requirements of
Section 365 of the Bankruptcy Code including the provision of adequate assurance for future performance; provided, that Parent or the Buyer must inform Exodus of any such appointment no later than the fifth Business Day prior to the Closing Date or Subsequent Transfer Date, as applicable.

            "Determination Date" shall have the meaning set forth in
Section 2.2(d).

            "DIP Financing" shall mean that certain Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of November 14, 2001 among Exodus and certain of its Subsidiaries as debtors and debtors-in-possession, and General Electric Capital Corporation, as Lead Arranger.

            "EHS Law" shall have the meaning set forth in Section 3.13(a).

            "Embedded Non-Acquired Sites Technology" shall mean such Technology (as defined in the License Agreement) incorporated and embedded in, and not severable or removable from, the facilities and equipment that are comprised within the Non-Acquired Sites as of the Closing Date.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Agent" shall mean a bank or trust company reasonably acceptable to Parent and Exodus.

            "Escrow Agreement" shall mean an escrow agreement in form and substance reasonably acceptable to Exodus and Parent.

            "Escrowed Amount" shall have the meaning set forth in
Section 2.2(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. "Excluded Assets" shall have the meaning set forth in Section 2.1(b).

            "Excluded Lease Amount" shall have the meaning set forth in
Section 6.21(b).

            "Excluded Liabilities" shall have the meaning set forth in
Section 2.1(d).

            "Excluded Subsidiaries" shall mean any Subsidiary of Exodus other than (i) the SPEs and (ii) the Sellers.

            "Expense Reimbursement" shall have the meaning set forth in
Section 6.4(b).

            "Exodus" shall have the meaning set forth in the preamble.

            "Exodus Germany" shall mean Exodus Communications GmbH.

            "Exodus Intellectual Property" shall mean (i) the Exodus Owned Intellectual Property and (ii) the Exodus Licensed Intellectual Property.

            "Exodus Japan" shall mean Exodus Communications KK (Shinjuku-Ku).

            "Exodus Leased Real Properties" shall have the meaning set forth in Section 3.8(a).

            "Exodus Licensed Intellectual Property" shall mean all Intellectual Property other than Exodus Owned Intellectual Property that is used under license or otherwise used by Exodus or any Exodus Subsidiary as of the Closing Date excluding Intellectual Property owned by an Excluded Subsidiary or used under license between any Excluded Subsidiary and a third party.

            "Exodus Owned Intellectual Property" shall mean Intellectual Property owned by Exodus or any Exodus Subsidiary as of the Closing Date (including the TAKI managed firewall monitoring system) excluding
Intellectual Property owned by any Excluded Subsidiary.

            "Exodus SEC Reports" shall have the meaning set forth in Section 3.6(a).

            "Exodus Subsidiary" and "Exodus Subsidiaries" shall have the meanings set forth in Section 3.5(a).

            "Exodus UK" shall mean Exodus Internet Limited.

            "Final Allocation" shall have the meaning set forth in
Section 5.2.

            "Final Cash Consideration" shall have the meaning set forth in
Section 2.2(d).

            "Final Closing Statements" shall have the meaning set forth in
Section 2.2(d).

            "Final Order" shall mean an order or judgment (a) as to which the time to appear, petition for certiorari or move for review or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for review or rehearing is pending or (b) if an appeal, writ of certiorari, reargument or rehearing has been filed or sought, the order or judgment has been affirmed by the highest court to which such order or judgment was appealed or certiorari has been denied, or reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order or judgment shall not prevent such order or judgment from being considered a Final Order.

            "Financing Lease" shall mean a financing arrangement with respect to any equipment that constitutes a secured transaction such that the subject equipment can be transferred to a buyer free and clear of Liens and Claims, including without limitation, any underlying lease obligations, pursuant to
Section 363(f) of the Bankruptcy Code.

            "FTC" shall mean the United States Federal Trade Commission.

            "GAAP" shall mean United States generally accepted accounting principles.

            "German Buyer" shall mean HKS 43 Agentur fur Media Business GmbH or another Designee named by Parent or HKS 43 Agentur fur Media Business GmbH on or before the fifth Business Day prior to the closing of the German Transaction.

            "German Transaction" shall have the meaning set forth in Section 6.20(a).

            "GlobalCenter" shall have the meaning set forth in Section 6.17(e).

            "Governmental Directive" shall have the meaning set forth in
Section 3.9(b).

            "Governmental Entity" shall mean any United States federal, state or local or any supernational or non-United States court, tribunal, legislative, executive governmental, quasi-governmental or regulatory authority, self-regulatory authority, agency, department, commission, instrumentality or body.

            "Hazardous Substance" shall have the meaning set forth in Section 3.13(a).

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Party" shall have the meaning set forth in Section 9.3(a).

            "Indemnifying Party" shall have the meaning set forth in Section 9.3(a).

            "Independent Accountant" shall have the meaning set forth in
Section 2.2(c).

            "Initial Deposit" shall have the meaning set forth in Section 6.1(a)(i).

            "Intellectual Property" shall mean any intellectual property or proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including, without limitation, such rights in and to: (i) trademarks and pending trademark applications, trade dress, service marks, certification marks, logos, trade names, brand names, corporate names, assumed names and business names (the "Trademarks");
(ii) issued patents and pending patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights (collectively, "Patents"); inventions, invention disclosures, discoveries and improvements, whether patentable or not; (iii) copyrighted works, copyright registrations and applications therefor (the "Copyrights"); (iv) trade secrets (including, but not limited to, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), confidential business, technical and know-how information (including facility designs, methodologies, processes and technologies embodied in certain Exodus professional and managed services) and rights to limit the use or disclosure thereof by any person (collectively, "Trade Secrets") ; (v) computer software, data files, source and object codes, user interfaces, manuals, databases and other specifications and documentation (collectively, "Software"); (vi) mask works; (vii) moral rights; (viii) claims, causes of action or defenses relating to the enforcement of any of the foregoing; (ix) and the goodwill associated with the foregoing.

            "Interest Rate" shall have the meaning set forth in Section
2.2(d)(i).

            "IRS" shall mean the United States Internal Revenue Service.

            "Japanese Buyer" shall mean Cable & Wireless Eastern Hemisphere B.V. or another Designee named by Parent or Cable & Wireless Eastern Hemisphere B.V. on or before the fifth Business Day prior to the closing of the Japanese Transaction.

            "Japanese Transaction" shall have the meaning set forth in
Section 6.20(b).

            "Judgment" shall mean any judgment, injunction, ruling, order, writ, decree or award, including final determinations under arbitration proceedings.

            "Knowledge" with respect to any individual, or any other Person, as the case may be, shall mean the actual, direct and personal knowledge of such individual, or the executive officers (or persons performing similar functions) of such other Person, in each case after reasonable inquiry. The Knowledge of the Sellers shall mean the Knowledge of the persons set forth on
Schedule 1.1(a).

            "Law" shall mean any law, rule, regulation, code, plan, judgment or other restriction of any court, arbitrator or other Governmental Entity.

            "Lease Adjustments" shall have the meaning set forth in Section 2.2(g).

            "License Agreement" shall have the meaning set forth in Section 6.17(d).

            "Licensed Marks" shall mean the Trademarks set forth in Schedule
3.15.

            "Licensed Territories" shall mean (i) France, (ii) the Netherlands, (iii) Canada, (iv) Australia, (v) to the extent the German Transaction has not been consummated, Germany, (vi) to the extent the Japanese Transaction has not been consummated, Japan and (vii) to the extent the UK Transaction has not been consummated, the United Kingdom.

            "Liens" means any pledge, option, charge, hypothecation, easement, security interest, right of way, encroachment, mortgage, deed of trust, or other encumbrances or restrictions on transfer and shall also have the meaning ascribed to "lien" in Section 101 of the Bankruptcy Code.

            "Material Adverse Effect" means, (a) with respect to Exodus, an effect which is reasonably likely to prevent or materially delay or materially impair the ability of Exodus or any other Seller to consummate the transactions contemplated by this Agreement, (b) with respect to the Purchased Assets, a material adverse effect on the properties, assets, liabilities, condition (financial or otherwise), or results of operations of the Business, the Purchased Assets and/or the Assumed Liabilities, taken as a whole, and (c) with respect to Parent, an effect which is reasonably likely to prevent or materially delay or materially impair the ability of Parent and the Buyer to consummate the transactions contemplated by this Agreement; provided, that a Material Adverse Effect shall not be deemed to have occurred with respect to a Person as a result solely of matters disclosed by such Person on the Sellers' Disclosure Letter or Schedules to this Agreement delivered on or prior to the date hereof and provided further, in no event shall any of the following be taken into account (alone or in combination with any other event identified in this proviso) in determining whether there has been such a Material Adverse Effect: (i) any change, event, circumstance, development or effect primarily attributable to the public announcement or pendency of this Agreement or the transactions contemplated this Agreement;
(ii) any change, event, circumstance, development or effect primarily attributable to conditions generally affecting the Internet infrastructure outsourcing services industry, except to the extent that any such change, event, circumstance, development or effect has an adverse effect on Exodus and its Subsidiaries that is materially and disproportionately greater than the adverse effect on comparable entities operating in such industries; (iii) changes in GAAP for companies operating in the Internet infrastructure outsourcing service industry; (iv) changes in the price or trading volume of Exodus's Securities; and (v) general economic, political or market conditions, or acts of terrorism or war (whether or not formally declared) except to the extent that any such conditions or acts have an adverse effect on Exodus and its Subsidiaries that is materially and disproportionately greater than the adverse effect on comparable entities operating in the Internet infrastructure outsourcing services industry; provided, that the filing or pendency of the Bankruptcy Cases and any proceedings thereunder are not by themselves a Material Adverse Effect (it being understood that the facts underlying any allegations or claims against the Sellers asserted in any such proceedings may be the basis for a Material Adverse Effect).

            "Motions" shall mean one or more of the Bidding Procedures Motion, the Primary Sale Motion, the Secondary Sale Motion, the Primary 365 Motion or the Secondary 365 Motion, as the context requires.

            "Non-Acquired Sites" shall mean the U.S. Internet data centers of the Sellers other than the Acquired Sites.

            "Non-Conforming Lease" shall have the meaning set forth in
Section 2.2(g).

            "Notice Date" shall have the meaning set forth in Section 2.3(f).

            "Orders" shall have the meaning set forth in Section 6.1(a)(ii).

            "Parent" shall have the meaning set forth in the preamble.

            "Patents" shall have the meaning set forth in the definition of Intellectual Property.

            "Pension Plan" shall have the meaning specified in Section 3.17(a).

            "Permitted Activities" shall have the meaning specified in
Section 6.13(a).

            "Permitted Liens" shall have the meaning set forth in Section
3.8(a).

            "Person" means any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or Governmental Entity or other entity or organization.

            "Pre-Closing Lease Adjustment" shall have the meaning set forth in Section 2.2(g).

            "Pre-Paid Accounts Value" shall be determined in accordance with
Schedule 2.2(b)(ii).

            "Primary 365 Contract" and "Primary 365 Contracts" shall have the meaning set forth in Section 2.3(d).

            "Primary 365 Contracts Motion" shall have the meaning set forth in Section 6.1(a)(ii)(A).

            "Primary 365 Contracts Order" shall have the meaning set forth in
Section 6.1(a)(ii)(A).

            "Primary Assigned Contract" shall have the meaning set forth in
Section 2.3(d).

            "Primary Non 365 Contract" and "Primary Non 365 Contracts" shall have the meaning set forth in Section 2.3(d).

            "Primary Purchased Assets" shall mean all the Purchased Assets other than the Secondary Purchased Assets.

            "Primary Sale Hearing" shall have the meaning set forth in
Section 6.1(a)(i).

            "Primary Sale Motion" shall have the meaning set forth in Section 6.1(a)(ii)(A).

            "Primary Sale Order" shall have the meaning set forth in Section 6.1(a)(ii)(A).

            "Primary Scheduled Contracts" shall mean the Contracts listed on
Part I of Schedule 2.3(a), Schedule 2.3(b) and Schedule 2.3(c).

            "Primary Scheduled Financing Leases" shall have the meaning set forth in Section 2.1(a)(ii).

            "Primary Scheduled Operating Leases" shall have the meaning set forth in Section 2.1(a)(iii).

            "Primary Selected Operating Leases" shall have the meaning set forth in Section 2.1(a)(iii).

            "Prime Rate" means the "prime rate" as reported on a daily basis in The Wall Street Journal.

            "Proposed Allocation" shall have the meaning set forth in
Section 5.2.

            "Pro Rata Portion" shall have the meaning set forth in Section 6.16(c).

            "Purchased Assets" shall have the meaning set forth in Section 2.1(a)(i) and shall include collectively, the Primary Purchased Assets and the Secondary Purchased Assets.

            "Qualified Bid" shall have the meaning set forth in Section 6.3(b).

            "Qualified Bidder" shall have the meaning set forth in Section
6.3(a).

            "Related Document" shall mean the documents expressly required to be executed in connection with the consummation of the transactions contemplated by this Agreement, including the License Agreement, the Escrow Agreement, the Transition Services Agreement S/B and the Transition Services Agreement B/S.

            "Reported Exodus Financial Statements" shall have the meaning set forth in Section 3.6(a).

            "Retained Subsidiary" means any Subsidiary of a Seller, other than the SPEs.

            "Sale" shall have the meaning set forth in Section 6.3.

            "Scheduled Contracts" shall mean the Primary Scheduled Contracts and the Secondary Scheduled Contracts.

            "Scheduled Financing Leases" shall have the meaning set forth in
Section 2.1(a)(ii).

            "Scheduled Lease Amount" shall have the meaning set forth in
Section 2.2(a).

            "Scheduled Operating Leases" shall have the meaning set forth in
Section 2.1(a)(iii).

            "SEC" means the United States Securities and Exchange Commission.

            "Secondary 365 Contract" and "Secondary 365 Contracts" shall have the meaning set forth in Section 2.3(d).

            "Secondary 365 Contracts Motion" shall have the meaning set forth in Section 6.1(a)(ii)(B).

            "Secondary 365 Contracts Order" shall have the meaning set forth in Section 6.1(a)(ii)(B).

            "Secondary Assigned Contract" shall have the meaning set forth in
Section 2.3(d).

            "Secondary Non 365 Contract" and "Secondary Non 365 Contracts" shall have the meaning set forth in Section 2.3(d).

            "Secondary Purchased Assets" shall mean that equipment subject to Secondary Scheduled Financing Leases selected in accordance with Section 2.1(a)(ii) and subject to the Secondary Sale Order, and the Contracts (including Secondary Selected Operating Leases) the assignment of which is governed by the Secondary 365 Contracts Order and any accounts receivable generated by such Contracts from the Closing Date to the Subsequent Transfer Date.

            "Secondary Sale Hearing" shall have the meaning set forth in
Section 6.1(a)(i).

            "Secondary Sale Motion" shall have the meaning set forth in
Section 6.1(a)(ii)(B).

            "Secondary Sale Order" shall have the meaning set forth in
Section 6.1(a)(ii)(B).

            "Secondary Scheduled Contracts" means the Contracts listed on
Part II of Schedule 2.3(a).

            "Secondary Scheduled Financing Leases" shall have the meaning set forth in Section 2.1(a)(ii).

            "Secondary Scheduled Operating Leases" shall have the meaning set forth in Section 2.1(a)(iii).

            "Secondary Selected Operating Leases" shall have the meaning set forth in Section 2.1(a)(iii).

            "Securities" means shares of capital stock, debt securities, partnership interests, membership interests in limited liability companies and similar rights.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Deposit Amount" means the amount (or portion thereof) of the security deposits included in the Purchased Assets to the extent, and only to the extent, that the Sellers shall have delivered to the Buyer at or prior to the Closing an estoppel letter from the owner of the relevant property, in a form reasonably satisfactory to the Buyer, in which such owner agrees in substance not to make any claims against such security deposit (or agrees to limit such claims) except in respect of actions or omissions after the Closing.

            "Securitization Documents" shall mean the Securitized Loan; the Lease Agreement dated March 30, 2001 by and between Exodus Communications Real Property I, LLC, as landlord, and Exodus, as tenant; the Lease Agreement dated October 3, 1996 by and between Talus Corporation, as sublandlord, and Computer Access Technology Corporation, as subtenant, as assigned to Exodus Communications Real Property I, LLC by that certain Lease and Sublease Termination Agreement and Assignment of CATC Sublease, dated as of March 1, 2001, by and between Exodus Communications Real Property I, LLC, as master landlord, Talus Corporation, as sublandlord, and Exodus, as subtenant, as assigned to Exodus, as sublandlord, by that certain Assignment of CATC Sublease, dated as of March 1, 2001; the Lease Agreement dated May 4, 2001 by and between Exodus Communications Real Property I, LLC, as landlord, and Exodus, as tenant; the Lease Agreement dated February 29, 2000 by and between TMG, as landlord, and Siemens Information and Communications, Inc., as tenant, as assigned to Exodus Communications Real Property I, LLC, as landlord, by assignment dated April 2, 2001, and as further assigned to Exodus, as sublandlord, by assignment dated April 2, 2001; and the Lease Agreement dated March 30, 2001 by and between Exodus Communications Real Property I, LP, as landlord, and Exodus, as tenant.

            "Securitized Loan" shall mean the Loan Agreement, dated as of March 30, 2001, among Exodus Communications Real Property I, LLC and Exodus Communications Real Property I, LP and Lehman Brothers Bank FSB, as amended on May 4, 2001, and June 27, 2001.

            "Selected Operating Leases" shall have the meaning set forth in
Section 2.1(a)(iii).

            "Sellers" shall have the meaning set forth in the preamble.

            "Sellers' Disclosure Letter" shall have the meaning set forth in
Article III.

            "Software" shall have the meaning set forth in the definition of Intellectual Property.

            "SPEs" shall mean Exodus Communications Real Property Managers I, LLC, a Delaware limited liability company, Exodus Communications Real Property I, a Delaware limited liability company, and Exodus Communications Real Property I, L.P, a Texas limited partnership.

            "Subsequent Disclosure Schedule" shall have the meaning set forth in Section 10.9.

            "Subsequent Event" shall have the meaning set forth in
Section 10.9.

            "Subsequent Transfer" shall have the meaning set forth in
Section 2.8.

            "Subsequent Transfer Date" shall have the meaning set forth in
Section 2.8.

            "Subsidiary" shall mean, with respect to any Person at any time, any corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust or estate, or unincorporated organization of which (or in which) more than 50% of: (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned by such Person.

            "Tax" or "Taxes" shall mean any and all federal, state, county, local, foreign and other taxes, assessments, duties or charges of any kind whatsoever, including, without limitation, corporate, business profits, franchise, income, sales, use, ad valorem, gross receipts, value-added, profits, license, minimum, alternative minimum, environmental, withholding, payroll, employment, excise, property, customs and occupation taxes, and any interest, fine, penalty, addition to tax and other amounts imposed with respect thereto.

            "Tax Returns" shall mean all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

            "Taxing Authority" shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

            "Third Party Claims" shall have the meaning set forth in
Section 9.3.

            "Trade Secrets" shall have the meaning set forth in the definition of Intellectual Property.

            "Trademarks" shall have the meaning set forth in the definition of Intellectual Property.

            "Transfer Taxes" shall have the meaning set forth in Section
5.1(a).

            "Transferred Employees" shall have the meaning set forth in
Section 6.15.

            "Transition Services Agreement B/S" shall have the meaning set forth in Section 6.17(b).

            "Transition Services Agreement S/B" shall have the meaning set forth in Section 6.17(a).

            "Transitional Use" shall have the meaning set forth in Section 6.19(a).

            "Treasury Regulations" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as may be amended from time to time.

            "UK Buyer" shall mean Cable & Wireless Alpha Limited or another Designee named by Parent or Cable & Wireless Alpha Limited on or before the fifth Business Day prior to the closing of the UK Transaction.

            "UK Transaction" shall have the meaning set forth in Section
6.20(c).

            "Use" shall have the meaning set forth in Section 6.13(b).

            "WARN" shall mean the Worker's Adjustment and Retraining Notification Act.

            "WARN Obligations" shall have the meaning set forth in Section 6.16(f).

            Section 1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

            Section 1.3. Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

            (b) The words and phrases "include," "includes," "including," and "including, but not limited to," when used in this Agreement shall mean "including, without limitation".

            (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (d) Unless the context requires otherwise, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein; provided, that no representation made with respect to any Reported Exodus Financial Statement filed prior to the date hereof shall be deemed modified by the filing of any amendment thereto after the date hereof by operation of this sentence. References to a Person are also to its permitted successors and assigns.

            (e) The terms "dollars" and "$" shall mean United States Dollars.

                                 ARTICLE II

                       THE PURCHASE AND SALE OF ASSETS

            Section 2.1. Purchased Assets. (a) (i) Upon the terms and subject to the conditions contained herein, on the Closing Date (subject to Section
2.8 hereof), the Sellers will, or will cause their Subsidiaries to, as the case may be, sell, convey, transfer, assign and deliver to the Buyer and/or one or more of its Designees, and the Buyer will, or will cause one or more of its Designees to, as the case may be, purchase and acquire from the Sellers or their Subsidiaries, as the case may be, all of the legal and beneficial right, title and interest of the Sellers and their Subsidiaries, as the case may be, in and to all of their respective properties, assets, Contracts and rights used in the Business of whatever kind or nature, whether real or personal, tangible or intangible, wherever located, including those assets specified on Schedule 2.1(a)(i) (the "Purchased Assets") free and clear of all Liens except Permitted Liens; provided, that (A) the Purchased Assets shall not include any properties, assets, Contracts or rights which Parent notifies Exodus at least five (5) Business Days prior to the Closing Date or, to the extent not transferred on the Closing Date at least five (5) Business Days prior to the Subsequent Transfer Date, shall not constitute Purchased Assets (it being understood that there shall be no adjustment to the Cash Consideration as a result of any exclusion of properties, assets, Contracts or rights specified in any such notice), (B) with respect to equipment subject to Scheduled Financing Leases, the Purchased Assets shall include only that equipment subject to Selected Financing Leases, and not the underlying leases, selected in accordance with Section 2.1(a)(ii), (C) with respect to Scheduled Operating Leases, the Purchased Assets shall include only the Selected Operating Leases determined in accordance with Section 2.1(a)(iii), and (D) with respect to the Scheduled Contracts, the Purchased Assets shall include only those Contracts selected in accordance with Section 2.3.

                 (ii) Exodus shall use commercially reasonable efforts to deliver to Parent, on or before December 13, 2001, Part I of Schedule 2.1(a)(ii), and, on or before January 3, 2002, Part II of Schedule 2.1(a)(ii), which Schedule shall set forth a list of equipment leases which in the good faith judgment of Exodus constitute Financing Leases pursuant to which Exodus or another Seller leases equipment used in the Business. Part I of Schedule 2.1(a)(ii), when delivered, will specify Financing Leases relating to equipment as to which there were at least $115,000,000 in aggregate remaining capital lease obligations as of September 30, 2001 (the "Primary Scheduled Financing Leases") and Part II of Schedule 2.1(a)(ii), when delivered, will specify Financing Leases relating to additional equipment as to which there were at least $140,000,000 (when combined with Financing Leases set forth on Part I of Schedule 2.1(a)(ii)) in remaining capital lease obligations as of September 30, 2001 (the "Secondary Scheduled Financing Leases" and, together with the Primary Scheduled Financing Leases, the "Scheduled Financing Leases"). Appropriate notice of the Sale and Motions, along with a copy of the Bidding Procedures Order and this Agreement, including Part I or Part II of Schedule 2.1(a)(ii), as applicable, shall be served by Exodus promptly after each Part is delivered to Parent, on each counterparty to each Financing Lease listed in each such Part. Part I and Part II of Schedule 2.1(a)(ii), when delivered, will, with respect to each Financing Lease listed therein, specify in reasonable detail, each supplement or amendment related thereto, and the individual items of equipment and lessors covered thereby, and such other identifying information required to provide adequate notice to the counterparties as required by the Bankruptcy Code and the Bankruptcy Rules, and the location (by Internet data center or office, as the case may be) of each such item of equipment currently in use or operation by the Sellers or any of their customers. Exodus shall use commercially reasonable efforts to include in Part II of such Schedule the location of each such item of equipment that is not currently in use or operation. On or before the seventh Business Day prior to the date of the Primary Sale Hearing or the Secondary Sale Hearing, as the case may be, Parent and the Buyer will notify Exodus, in accordance with the terms of this Agreement, of the equipment listed in Part I or Part II of Schedule 2.1(a)(ii), as the case may be, which the Buyer elects to acquire and, promptly after receipt of such notice, Exodus shall provide notice of Buyer's election by overnight mail or facsimile to each relevant counterparty. Such equipment, and not the underlying lease, shall thereafter constitute Purchased Assets for all purposes of this Agreement. There shall be no adjustment to the Cash Consideration as a result of the identification of equipment to be acquired by the Buyer or its Designees pursuant to this Section 2.1(a)(ii) unless the equipment identified by Parent and the Buyer was, as of September 30, 2001, subject to aggregate remaining capitalized lease obligations in excess of $50,000,000, in which event the Cash Consideration shall be increased by an amount equal to such excess (which excess, or applicable portion thereof, shall be paid at the Closing and/or the Subsequent Transfer as appropriate to reflect the equipment transferred at the Closing and/or the Subsequent Transfer). In the event that it is determined that a Scheduled Financing Lease relating to equipment selected by Parent or the Buyer pursuant to this
     Section 2.1(a)(ii) constitutes a Non-Conforming Lease, Parent and Exodus shall use commercially reasonable efforts to replace such equipment with alternative equipment (whether owned by the Sellers or subject to another Scheduled Financing Lease); provided that such equipment must be reasonably satisfactory to Parent and the Buyer.

                 (iii) Exodus shall use commercially reasonable efforts to deliver to Parent, on or before December 13, 2001, Part I of Schedule 2.1(a)(iii) and, on or before January 3, 2002, Part II of Schedule 2.1(a)(iii), which Schedule shall set forth a list of equipment leases that do not constitute Financing Leases and pursuant to which Exodus or another Seller leases equipment used in the Business. Part I of Schedule 2.1(a)(iii), when delivered, will specify equipment leases with aggregate lease payments remaining after September 30, 2001 of at least $21,400,000 (the "Primary Scheduled Operating Leases") and Part II of
     Schedule 2.1(a)(iii), when delivered, will specify additional equipment leases with aggregate lease payments remaining after September 30, 2001 of at least $25,700,000 (when combined with equipment leases set forth on Part I of Schedule 2.1(a)(iii)) (the "Secondary Scheduled Operating Leases" and, together with the Primary Scheduled Operating Leases, the "Scheduled Operating Leases"). Appropriate notice of the Sale and Motions, along with a copy of the Bidding Procedures Order and this Agreement, including Part I or Part II of Schedule 2.1(a)(iii), as applicable, shall be served on each counterparty to each Scheduled Operating Lease listed in each such Part. Part I and Part II of Schedule 2.1(a)(iii), when delivered, will, with respect to each Scheduled Operating Lease listed therein, specify in reasonable detail, each supplement or amendment related thereto, and the individual items of leased equipment and lessors covered thereby, and such other identifying information required to provide adequate notice to the counterparties as required by the Bankruptcy Code and Bankruptcy Rules, and the location (by Internet data center or office, as the case may be) of each such item of leased equipment currently in use or operation by the Sellers or any of their customers, as well as (y) Exodus's good faith estimate of the amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) any "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) applicable to any such Scheduled Operating Lease and any supplement, purchase order, schedule, appendix or amendment thereto that constitutes a separate executory contract for purposes of Section 365 of the Bankruptcy Code (the cure amount so specified with respect to any Scheduled Operating Lease or any supplement, purchase order, schedule, appendix or amendment thereto, the "Agreed Operating Lease Cure Amount"). Exodus shall use commercially reasonable efforts to include in Part II of such Schedule the location of each such item of equipment that is not currently in use or operation. On or before the seventh Business Day prior to the date of the Primary Sale Hearing or the Secondary Sale Hearing, as the case may be, Parent and the Buyer will notify Exodus, in accordance with the terms of this Agreement, of the equipment leased to the Sellers pursuant to particular Scheduled Operating Leases (or associated supplements, purchase orders, schedules, appendices or amendments) listed in Part I of Schedule 2.1(a)(iii) (the "Primary Selected Operating Leases") or
     Part II of Schedule 2.1(a)(iii) (the "Secondary Selected Operating Leases" and, together with the Primary Selected Operating Leases, the "Selected Operating Leases") which Parent and the Buyer elect (x) to have the Sellers assume and assign to the Buyer or its Designee pursuant to Section 365 of the Bankruptcy Code or (y) if not capable of being assumed and assigned pursuant to clause (x) for any reason, to have the Sellers assign to the Buyer or its Designee as required by, and in the manner set forth in, Section 7.3(f). Promptly after receipt of such election, Exodus shall provide notice of Buyer's election by overnight mail or facsimile to the relevant lessors.

                 (iv) To the extent Parent or the Buyer has consented to the rejection by any Seller of a Scheduled Financing Lease or a Scheduled Operating Lease pursuant to Section 6.9 of this Agreement, then the references to aggregate remaining capital lease obligations of $115,000,000 and $140,000,000 and to aggregate remaining operating lease payments of $21,400,000 and $25,700,000 in Sections 2.1(a)(ii) and 2.1(a)(iii), respectively, shall be adjusted accordingly.

            (b) Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include any of the following (the "Excluded Assets"):

                 (i) the Sellers' rights under this Agreement and the Related Documents to which they are parties;

                 (ii) the minute books, stockholder and transfer records and Tax Returns (except for the Buyer's rights of access set forth herein) of the Sellers and their Retained Subsidiaries;

                 (iii) the prepaid and other receivable accounts listed in
     Schedule 2.1(b)(iii), the Sanrise StorageTone sale-type lease and the StorageTone equipment securing such lease;

                 (iv) all right, title and interest owned or leased by any of the Sellers in and to the tangible assets (A) located or used primarily in, or otherwise primarily related to, any jurisdiction outside of the United States or (B) located on or in real property (other than the Acquired Sites and the other real property listed on Schedule 2.1(a)(i)) to the extent (x) attached to such real property (other than being plugged into an electrical outlet(s) and/or rack mounted) or (y) such assets are office equipment (other than computer, network or storage equipment) or power or HVAC equipment;

                 (v) all Contracts of the Sellers other than Assigned
     Contracts;

                 (vi) cash and cash equivalents;

                 (vii) the assets of all employee benefit plans;

                 (viii) any stock or other equity interests or any debt securities or promissory notes or other Securities convertible into or exchanged for the foregoing owned by the Sellers in, or issued by, any company or joint venture other than the SPEs;

                 (ix) any claims for Tax refunds and other Tax assets of any Seller; and

                 (x) all claims by the Sellers under Sections 544, 545, 547 and 548 of the Bankruptcy Code other than any claims under such sections of the Bankruptcy Code that may exist against Parent, the Buyer or any of its Affiliates.

            (c) Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, at the Closing the Buyer agrees to assume the following liabilities and obligations, but only to the extent such liabilities or obligations relate to Purchased Assets which are transferred and assigned to the Buyer or its Designees at the Closing or such other later transfer or assignment date expressly provided for in this Agreement (collectively, the "Assumed Liabilities"):

                 (i) any liabilities and obligations arising out of or resulting from the ownership, lease, license, operation or disposition of the Purchased Assets by the Buyer or any of its Designees after the Closing Date; or

                 (ii) any liabilities and obligations under the Assigned Contracts actually assumed by the Buyer or its Designee solely to the extent set forth in Section 2.4.

            (d) Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, the Buyer does not assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any other document delivered at the Closing or Subsequent Transfer pursuant to this Agreement (except to the extent expressly provided in such other document), or as a result of the consummation of the transactions contemplated by this Agreement or such other document, to have assumed, or to have agreed to pay, satisfy, discharge or perform, and shall not be liable for, any liability, obligation, Contract or indebtedness of any Seller or any Affiliate of any Seller or any other Person, whether primary or secondary, direct or indirect (other than the Assumed Liabilities and liability to the Sellers (x) for a portion of the Agreed Operating Lease Cure Amounts to the extent provided in Section 2.4 of this Agreement, (y) for the Accrued Vacation Benefits to the extent provided in Section 6.17(c) and (z) as provided in Section 9.2(b) of this Agreement) including, without limitation, those set forth below (all such liabilities and obligations that are not Assumed Liabilities are referred to herein as the "Excluded Liabilities"):

                 (i) all liabilities, obligations and indebtedness of any Seller or any Affiliate of any Seller to the extent they relate to any of the Excluded Assets;

                 (ii) all liabilities, obligations and indebtedness of any Seller or any Affiliate of any Seller relating to Taxes (with respect to the Purchased Assets or otherwise);

                 (iii) all liabilities, obligations and indebtedness for any legal, accounting, investment, banking, brokerage or similar fees or expenses incurred by any Seller or any Affiliate of any Seller, in connection with, resulting from or attributable to the transactions contemplated by this Agreement or the DIP Financing;

                 (iv) all obligations or liabilities for any borrowed money incurred by any Seller or any Affiliate of any Seller other than the SPEs, including, without limitation, the DIP Financing;

                 (v) all obligations of any Seller or any Affiliate of any Seller related to the ownership or issuance of any capital stock or other equity interest of the Sellers, including, without limitation, any stock options or warrants;

                 (vi) all liabilities, obligations and indebtedness (whether past, present, future, known or unknown, liquidated or unliquidated, accrued or unaccrued) of any Seller or any Affiliate of any Seller resulting from, caused by or arising out of, directly or indirectly, the conduct of their respective businesses or the ownership or lease of any of their respective properties or assets or any properties or assets previously used by any Seller or any Affiliate of any Seller at any time prior to or on the Closing Date, including, without limitation, such of the foregoing (A) as constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of requirement of any Law or (B) that relate to, result in or arise out of the existence or imposition of any liability or obligation to remediate or contribute or otherwise pay any amount under or in respect of any EHS Law or other Laws (it being understood that any liabilities or other obligations relating to the Secondary Purchased Assets shall constitute Excluded Liabilities for all periods prior to the Subsequent Transfer Date);

                 (vii) any obligations to provide benefits coverage, notice or severance under WARN, Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA") or any Benefit Plan, or any applicable State Laws providing for similar benefits or protections with respect to
     (A) employees who are not Transferred Employees and (B) Transferred Employees eligible for such benefits coverage, notice or severance on or prior to the Closing Date, including employees on disability leave on the Closing Date and including, in each case, any obligations arising in connection with the consummation of the transactions contemplated herein;

                 (viii) all liabilities, known or unknown, of any Seller or any Affiliate of any Seller relating to the recruitment, employment, potential employment or termination of employment on or prior to the Closing Date of any Transferred Employees including, without limitation, any claims arising under any Benefit Plan or Contract pertaining thereto;

                 (ix) any liabilities or obligations relating to any current or former employees of any Seller or SPE who is not a Transferred Employee;

                 (x) all claims and causes of action against any Seller or any Affiliate of any Seller, or their respective officers, directors, employees, shareholders or agents, or any Affiliates of such Persons;

                 (xi) any credit, refund, service credit, offset, reimbursement or similar entitlement with respect to services provided or required to be provided by a Seller or any Subsidiary thereof on or prior to the Closing Date pursuant to any Contract, including but not limited to, any Assigned Contract (it being understood that any liabilities or other obligations relating to the Secondary Assigned Contracts shall constitute Excluded Liabilities for all periods on or prior to the Subsequent Transfer Date); and

                 (xii) all mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Liens and encumbrances attaching to any Primary Purchased Asset or Secondary Purchased Asset as a result of events or circumstances on or prior to the Closing Date or Subsequent Transfer Date, as applicable.

            Section 2.2. Consideration for the Purchased Assets. (a) Subject to the terms and conditions of this Agreement, in consideration of the sale, transfer, assignment, conveyance and delivery of the Purchased Assets (including the assignment of the Assigned Contracts (to the extent actually assumed and assigned)), the Buyer shall (i) assume the Assumed Liabilities;
(ii) pay to Exodus at Closing by wire transfer, in immediately available funds, an amount equal to the Cash Consideration (subject to adjustment as provided herein) minus (x) the Initial Deposit minus (y) the Escrowed Amount minus (z) the Scheduled Lease Amount; (iii) deposit with the Escrow Agent, as escrow agent, $56,000,000 in cash (the "Escrowed Amount"), to be held in escrow and released by the Escrow Agent in accordance with the terms of the Escrow Agreement, (iv) deposit with the Escrow Agent, to be held in escrow and released by the Escrow Agent in accordance with the terms of the Escrow Agreement, an amount in cash (the "Scheduled Lease Amount") equal to (x) $50,000,000 minus (y) the sum of all Pre-Closing Lease Adjustments (provided that the Scheduled Lease Amount shall not be less than zero) minus (z) the amount of aggregate remaining capital lease obligations relating to Selected Financing Leases (A) as to which the Primary Sale Order (or the Secondary Sale Order, if prior to Closing) authorizes the transfer of the equipment, pursuant to Section 363(f) of the Bankruptcy Code, free and clear of all Liens and Claims or (B) as to which the lessor has agreed that such lease is a Financing Lease, and (v) pay the Agreed Operating Lease Cure Amounts to the extent required by Section 2.4. The "Cash Consideration" shall, prior to adjustment as provided herein, equal (A) $560,000,000 plus (B) the Security Deposit Amount minus (C) the sum of all Pre-Closing Lease Adjustments minus
(D) the Excluded Lease Amount. The Cash Consideration shall be adjusted in accordance with this Section 2.2, the penultimate sentence of Section 2.1(a)(ii), Section 6.12(c) and Section 6.20(g)(ii).

            (b)(i) Within forty (40) Business Days after Closing, Parent shall prepare and deliver to Exodus a statement (the "Closing Receivables Statement") of the Accounts Receivable Value as of the Closing Date. The Closing Receivables Statement shall be prepared by Parent in good faith based on the methods, principles, practices and policies set out in Schedule 2.2(b)(i) (without regard to consummation of the transactions contemplated by this Agreement).

                 (ii) Concurrently with the delivery of the Closing Receivables Statement, Parent shall prepare and deliver to Exodus a statement (the "Closing Accounts Statement") of the Pre-Paid Accounts Value as of the Closing Date. The Closing Accounts Statement shall be prepared by Parent in good faith based on the methods, principles, practices and policies set out in Schedule 2.2(b)(ii).

            (c) After receipt of the Closing Receivables Statement and the Closing Accounts Statement, Exodus (including its advisors) shall have fifteen (15) Business Days to review such statements together with the work papers used in the preparation thereof. Within such fifteen (15) Business Day period, Exodus shall notify Parent in writing that either (A) it concurs with the Closing Receivables Statement and the Closing Accounts Statement or (B) it disagrees with the Closing Receivables Statement and/or the Closing Accounts Statement, specifying in reasonable detail the items as to which disagreement exists (the "Closing Disputed Matters"). If no notice of disagreement is delivered by Exodus, then the Sellers will be deemed to have consented to the Closing Receivables Statement and the Closing Accounts Statement. If a notice of disagreement is delivered by Exodus, Parent and Exodus shall negotiate in good faith to resolve in writing any Closing Disputed Matters. If Parent and Exodus are unable to reach an agreement with respect to the Closing Disputed Matters within a period of thirty (30) days after the receipt by Parent of a notice of disagreement, then all Closing Disputed Matters as to which written agreement has not been reached shall be submitted to and reviewed by an accounting firm reasonably acceptable to both Parent and Exodus (the "Independent Accountant"). The Independent Accountant shall consider only the Closing Disputed Matters. The Independent Accountant shall act promptly to resolve all Closing Disputed Matters and its decision with respect thereto shall be final and binding upon the parties and shall be made within thirty (30) days after the later of (x) the engagement of the Independent Accountant and (y) the date of presentation of all information initially requested thereby. The fees and expenses of the Independent Accountant in connection with its review and determination of any Closing Disputed Matters shall be borne in equal shares by Parent and Exodus.

            (d) Once the Closing Receivables Statement and the Closing Accounts Statement have been finalized in accordance with Sections 2.2(b) and
(c) (as so finalized, the "Final Closing Statements"), the Cash Consideration shall be adjusted as follows: the Cash Consideration shall be either (w) increased by the amount, if any, by which the Accounts Receivable Value as set forth in the Final Closing Statements is greater than $180,599,000, or
(x) decreased by the amount, if any, by which the Accounts Receivable Value as set forth in the Final Closing Statements is less than $180,599,000, and either (y) increased by the amount, if any, by which the Pre-Paid Accounts Value as set forth in the Final Closing Statements is greater than $22,632,000 or (z) decreased by the amount, if any, by which the Pre-Paid Accounts Value as set forth in the Final Closing Statements is less than $22,632,000. The Cash Consideration as determined in accordance with this
Section 2.2(d) shall thereafter for all purposes under this Agreement be the "Final Cash Consideration". The date on which the Final Cash Consideration is accepted or finally determined in accordance with this Section 2.2(d) is referred to as the "Determination Date". On the fifth Business Day following the Determination Date, the following payment shall be made to an account specified by the recipient prior to such date:

                 (i) if the Final Cash Consideration is greater than the Cash Consideration, Parent, on behalf of itself or as agent for the Buyer, shall promptly pay to Exodus an amount in immediately available same day funds equal to such excess, together with interest on such amount at an annual rate equal to the Prime Rate calculated on a 365-day year (the "Interest Rate") from the Closing Date to the date of the payment of such amount to Exodus; or

                 (ii) if the Final Cash Consideration is less than the Cash Consideration, Exodus shall promptly pay to Parent, on behalf of itself or as agent for the Buyer, an amount in immediately available same day funds equal to such shortfall, together with interest on such amount in cash at the Interest Rate from the Closing Date to the date of the payment of such amount to Parent.

            (e) To the extent any payment is required to be made by Exodus pursuant to Section 2.2(d)(ii), Parent may elect, in its sole discretion, to withdraw such amount from the escrow account established pursuant to the Escrow Agreement.

            (f) During the preparation of the Closing Receivables Statement and the Closing Accounts Statement and the period of any review or dispute within the contemplation of this Section 2.2, each of the Sellers, Parent and the Buyer shall (i) provide the others and their authorized representatives (including their respective accountants) with reasonable access at reasonable times, and in a manner so as not to interfere in any material respect with normal business operations, to all relevant books, records, work papers, information and employees, and (ii) cooperate fully in the preparation, calculation and review of the Closing Accounts Statement and the Closing Receivables Statement or the resolution of any dispute relating thereto.

            (g) Scheduled Lease Amount. To the extent it is determined by agreement of Exodus and Parent or a court of competent jurisdiction that any lease relating to equipment designated as Purchased Assets pursuant to
Section 2.1(a)(ii) does not constitute a Financing Lease, but instead constitutes a true lease transferable to a buyer by means of assumption and assignment pursuant to Section 365 of the Bankruptcy Code (a "Non-Conforming Lease"), unless a substitution of equipment is effected as contemplated by the last sentence of Section 2.1(a)(ii), the appropriate Seller will assume and assign such Non-Conforming Lease to the Buyer or its Designee pursuant to
Section 365 of the Bankruptcy Code and, to the extent determined on or before the last day of the ninth month following the Closing Date, the Cash Consideration shall be reduced by, and following Closing Parent or the Buyer shall be entitled withdraw from the Scheduled Lease Amount deposited pursuant to the Escrow Agreement, an amount equal to the sum of (i) the amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) any "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) each such Non-Conforming Lease and (ii) the net present value, assuming a discount rate of 5.5% per annum, of all future lease payments pursuant to each such Non-Conforming Lease (the "Lease Adjustments"). To the extent any determination that a lease constitutes a Non-Conforming Lease is made on or prior to the Closing Date, the amount of any Lease Adjustment with respect to the relevant Non-Conforming Lease shall constitute a "Pre-Closing Lease Adjustment" and shall be deducted from the Cash Consideration to be paid at the Closing in accordance with Section 2.2(a); provided, that the Pre-Closing Lease Adjustments, in the aggregate, shall not exceed $50,000,000. Any Lease Adjustment with respect to a lease described on Schedule 2.1(a)(iii) determined not to constitute a Financing Lease after the Closing Date shall be paid out of the Scheduled Lease Amount pursuant to the Escrow Agreement and shall be satisfied solely pursuant to the terms of the Escrow Agreement; provided, that to the extent Parent or the Buyer has not made a claim for reduction of the Cash Consideration with respect to any portion of the Scheduled Lease Amount on or prior to last day of the ninth month following the Closing Date, such unclaimed portion shall be released to Exodus in accordance with the terms of the Escrow Agreement.

            Section 2.3. Contract Assumption and Assignment.

            (a) Customer Contracts. Exodus shall use commercially reasonable efforts to deliver to Parent, on or before December 13, 2001, Part I of
Schedule 2.3(a) to this Agreement, which Schedule shall set forth a list of Contracts relating to the Business pursuant to which any Seller provides goods or services to customers. Part I of Schedule 2.3(a), when delivered, shall list all such customer Contracts relating to the top 50 customers of the Business (based on revenue for the nine months ended September 30, 2001) and at least 90% (in number) of all customer Contracts. Part I of Schedule 2.3(a) shall be organized according to customer and with respect to any Contract that consists of a master agreement and separate supplements, schedules or amendments and for customer for whom there is no master agreement, the relevant purchase orders or statements of work. Part I of
Schedule 2.3(a) shall describe each such document in reasonable detail, including the Internet data center from which the relevant customer is serviced. A copy of this Agreement, including the relevant portion of Part I of Schedule 2.3(a), shall be served by Exodus, together with the Bidding Procedures Order, on each counterparty to each customer Contract set forth thereon promptly after the receipt of such Schedule by Parent. Part I of
Schedule 2.3(a), when delivered by Exodus, shall specify with respect to each customer Contract set forth thereon, the name of such Contract, the date of such Contract and any amendments thereto, the parties to such Contract, and the correct address for notices to counterparties thereunder, and, if applicable, the Sellers' good faith estimate of the amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) any "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) thereunder. Exodus shall use commercially reasonable efforts to deliver to Parent, on or before January 3, 2002, Part II of Schedule 2.3(a) to this Agreement, which Schedule shall set forth a list of additional Contracts relating to the Business pursuant to which any Seller provides goods or services to customers. To the extent not already included in Part I of
Schedule 2.3(a), Part II of Schedule 2.3(a), when delivered by Exodus, shall list at least 95% (by number) of the customer Contracts relating to the top 400 customers of the Business (based on revenue for the nine months ended September 30, 2001). Part II of Schedule 2.3(a) shall be organized according to customer and with respect to any Contract that consists of a master agreement and separate purchase orders, statements of work, invoices, supplements, appendices, schedules or amendments, Part II of Schedule 2.3(a) shall describe each such purchase order, statement of work, invoice, supplement, appendix, schedule or amendment in reasonable detail. A copy of this Agreement, including the relevant portion of Part II of Schedule 2.3(a), shall be served by Exodus, together with the Bidding Procedures Order, on each counterparty to each customer Contract set forth thereon promptly after the receipt of such Schedule by Parent. Part II of Schedule 2.3(a), when delivered, shall specify with respect to each customer Contract set forth thereon, the name of such Contract, the date of such Contract and any amendments thereto, the parties to such Contract, and the correct address for notices to counterparties thereunder, and, if applicable, the Sellers' good faith estimate of the amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) any "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) thereunder.

            (b) Network Contracts. Exodus shall use commercially reasonable efforts to deliver to Parent, on or before December 13, 2001, Schedule 2.3(b) to this Agreement, which Schedule shall set forth a list of Contracts relating to the Business pursuant to which any Person provides network services or capacity to any Seller or any Subsidiary of any Seller (including customer circuits associates with the Acquired Sites). Schedule 2.3(a), when delivered, shall list at least 90% (by number) of all Contracts used in the Business relating to the Internet backbone, at least 90% (by number) of all Contracts used in the Business relating to tail circuits and at least 90% (by number) of Contracts used in the Business relating to peering relationships.
Schedule 2.3(b) shall be organized according to network provider and with respect to any Contract that consists of a master agreement and separate purchase orders, statements of work, invoices, supplements, appendices, schedules or amendments, Schedule 2.3(b) shall describe each such purchase order, statement of work, invoice, supplement, appendix, schedule or amendment in reasonable detail and the portions of the Internet backbone, the tail circuits or peering relationships covered thereby. A copy of this Agreement, including the relevant portion of Schedule 2.3(b), shall be served by Exodus, together with the Bidding Procedures Order, on each counterparty to each network Contract set forth thereon promptly after the receipt of such Schedule by Parent. Schedule 2.3(b), when delivered by Exodus, shall specify with respect to each network Contract set forth thereon, the name of such Contract, the date of such Contract and any amendments thereto, the parties to such Contract, and the correct address for notices to counterparties thereunder, and, if applicable, the Sellers' good faith estimate of the amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) any "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) thereunder.

            (c) Other Contracts. Exodus shall use commercially reasonable efforts to deliver to Parent, on or before December 13, 2001, Schedule 2.3(c) to this Agreement, which Schedule shall set forth a list of all Contracts relating to the Business (other than Contracts described in Section 2.1(a)(ii), Section 2.1(a)(iii), Section 2.3(a) and Section 2.3(b) and real property leases with respect to the Acquired Sites described in Schedule 3.8(a)), including Intellectual Property license agreements, reseller agreements and vendor agreements. Schedule 2.3(c) shall be organized according to type of contract and thereafter by counterparty and with respect to any Contract that consists of a master agreement and separate purchase orders, statements of work, invoices, supplements, appendices, schedules or amendments, Schedule 2.3(c) shall describe each such purchase order, statement of work, invoice, supplement, appendix, schedule or amendment in reasonable detail. A copy of this Agreement, including the relevant portions of Schedule 2.3(c), shall be served by Exodus, together with the Bidding Procedures Order, on each counterparty to each Contract set forth thereon promptly. Schedule 2.3(c), when delivered by Exodus, shall specify with respect to each Contract set forth thereon, the name of such Contract, the date of such Contract and any amendments thereto, the parties to such Contract, and the correct address for notices to counterparties thereunder, and, if applicable, the Sellers' good faith estimate of the amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) any "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) thereunder.

            (d) Selection of Contracts. When delivered, each of Part I to
Schedule 2.3(a), Part II to Schedule 2.3(a), Schedule 2.3(b) and Schedule 2.3(c) shall indicate, with respect to each Contract set forth thereon, whether (x) the Sellers are capable of assuming and assigning such Contract to Buyer or its Designee pursuant to Section 365 of the Bankruptcy Code or
(y) the consent of a third party is required pursuant to applicable Law or the terms of such Contract in order to affect an assignment thereof the Buyer or its Designee; provided that the fact that any Scheduled Financing Lease or Scheduled Operating Lease described in Schedules 2.3(a)(ii) or 2.3(a)(iii) or network Contract described in Section 2.3(b) contains provisions that would not be severable absent consent from a counterparty shall not by itself require the Seller to designate such Contract as the type described in this clause (y). On or before the seventh Business Day prior to the date of the Primary Sale Hearing, Parent and the Buyer will notify Exodus, in accordance with the terms of this Agreement, of the Contracts set forth on Part I of
Schedule 2.3(a), Schedule 2.3(b) and Schedule 2.3(c) which, based on the designations contained in such Schedules, Parent and the Buyer desire either
(A) to have the Sellers assume and assign to the Buyer or its Designee pursuant to Section 365 of the Bankruptcy Code (each such Contract, together with the Assumed Leases and the Primary Selected Operating Leases, a "Primary 365 Contract" and collectively the "Primary 365 Contracts") or (B) if not capable of being assumed and assigned pursuant to clause (A), to have the Sellers assign to the Buyer or its Designee as required by, and in the manner set forth in, Section 7.3(f) (each such Contract, a "Primary Non 365 Contract" and collectively, the "Primary Non 365 Contracts" and the Primary 365 Contracts and the Primary Non 365 Contracts, collectively, the "Primary Assigned Contracts"). On or before the seventh Business Day prior to the date of the Secondary Sale Hearing, Parent and the Buyer will notify Exodus, in accordance with the terms of this Agreement, of the Contracts set forth on
Part II of Schedule 2.3(a) which, based on the designations contained in such Schedule, Parent and the Buyer desire either (A) to have the Sellers assume and assign to the Buyer or its Designee pursuant to Section 365 of the Bankruptcy Code (each such Contract, together with the Secondary Selected Operating Leases, a "Secondary 365 Contract" and collectively the "Secondary 365 Contracts") or (B) if not capable of being assumed and assigned pursuant to clause (A), to have the Sellers assign to Buyer or its Designee as required by, and in the manner set forth in, Section 7.3(f) (each such Contract, a "Secondary Non 365 Contract" and collectively, the "Secondary Non 365 Contracts", the Secondary 365 Contracts and the Secondary Non 365 Contracts collectively, the "Secondary Assigned Contracts" and the Primary Assigned Contracts together with the Secondary Assigned Contracts, the "Assigned Contracts"). Notwithstanding anything to the contrary contained herein, the Sellers shall not be required to assume and assign any Contract (other than a Selected Operating Lease or an Assumed Lease) if the Actual Cure Amounts the Sellers would be required to bear in respect of such Contract pursuant to Section 2.4(a) are so high relative to the benefits of such Contract that Parent, if making the decision whether to assume such Contract, and bear such Actual Cure Amounts, for its own account would not assume such Contract.

            (e) Notwithstanding the foregoing provisions of this Section 2.3, no later than five (5) Business Days prior to the Closing Date, Parent may elect not to have the Buyer assume one or more of the Assigned Contracts, in which case any such Contract shall no longer be an Assigned Contract (it being understood that there shall be no adjustment to the Cash Consideration as a result of any such election by Parent).

            (f) Confidentiality. Each of the parties hereto hereby agrees (i) that it is in the best interests of the Sellers, Parent and the Buyer for the lists of, or any other information regarding, the Scheduled Financing Leases and the Assigned Contracts, specifically including the type of information set forth in Section 2.1(a)(ii), Section 2.1(a)(iii), Section 2.3(a), Section 2.3(b) and Section 2.3(c) hereof (such information, the "Contract Confidential Information"), to be kept confidential and not to be revealed, disclosed or divulged to any other party (specifically excluding the representatives of any official committee appointed in the Bankruptcy Cases and Persons who have been identified by the Sellers' advisors as potential participants in the auction process, in each case who enter into a customary confidentiality agreement and their respective advisors and the Bankruptcy Court (the "Bankruptcy Auction Interested Parties")) prior to the date (the "Notice Date") on which the counterparties to the Assigned Contracts are given notice of a motion with the Bankruptcy Court to have the Sellers assign the Assigned Contracts to the Buyer or their Designees, (ii) not to disclose any Contract Confidential Information to any third party (other than the Bankruptcy Auction Interested Parties) including any of the other parties to any of the Assigned Contracts ("Contract Parties"), (iii) that the Contract Confidential Information shall be kept confidential from and shall not be disclosed to any party (other than any Bankruptcy Auction Interested Party) entitled to receive notice in the Bankruptcy Cases until after the Notice Date, and (iv) notwithstanding any of the foregoing, Parent and the Buyer may contact any of the Contract Parties in order to negotiate with such Contract Parties the possible assignment and, if applicable, assumption of any Assigned Contracts, provided that Parent and the Buyer shall their use commercially reasonable efforts to notify and coordinate with Exodus prior to any such negotiation.

            Section 2.4. Contract Obligations.

            (a) Except as set forth in the following sentence, the Sellers, and not Parent or the Buyer, shall be liable for, and shall satisfy, any and all amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) any "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) relating to any Primary or Secondary 365 Contract (the full amount thereof being the "Actual Cure Amounts") and Parent and the Buyer shall have no responsibility to any third party therefor. The Buyer shall pay to Exodus (i) the first $2,000,000 in Agreed Operating Lease Cure Amounts with respect to the Selected Operating Leases validly assigned to the Buyer pursuant to the Primary 365 Contracts Order or the Secondary 365 Contracts Order relating to equipment with remaining lease obligations of up to $12,000,000 as of September 30, 2001 and (ii) all Agreed Operating Lease Cure Amounts with respect to the Selected Operating Leases validly assigned to the Buyer pursuant to the Primary 365 Contracts Order or the Secondary 365 Contracts Order relating to equipment with remaining lease obligations in excess of $12,000,000 as of such date. To the extent that the Actual Cure Amount with respect to any particular Selected Operating Lease exceeds the Agreed Operating Lease Cure Amount specified on Part I or Part II of Schedule 2.1(a)(iii), the Sellers shall be responsible for the difference, in each case on a lease by lease basis. All other liabilities, obligations and indebtedness relating to the Assigned Contracts shall be retained obligations and liabilities of the Sellers.

            (b) The Buyer shall be obligated to pay any amounts for services rendered and goods provided on and after the Closing Date under any Assigned Contract validly assigned to the Buyer or its Designees.

            (c) The Sellers are responsible for the verification of all "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) amounts and all administrative responsibilities associated therewith, in their Bankruptcy Cases or otherwise, and shall use their reasonable best efforts to establish the proper "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) amount, if any, for each Primary or Secondary 365 Contract, and file and prosecute any and all appropriate proceedings in the Bankruptcy Court. The Actual Cure Amounts associated with any Primary or Secondary 365 Contract assigned to the Buyer or its Designees pursuant to any 365 Contracts Order shall be paid by the Sellers at or as soon as practicable after determination and, to the extent Parent or the Buyer satisfies any amount, with respect to any Contract, in excess of the obligations of such persons under this Section 2.4, such excess shall be a credit against the Cash Consideration.

            Section 2.5. No Expansion of Third Party Rights. The assumption by the Buyer of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against Parent, the Buyer or the Sellers as compared to the rights and remedies which such third party would have had against the Sellers absent the Bankruptcy Cases, had the Buyer not assumed such Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by the Buyer of the Assumed Liabilities shall not create any third-party beneficiary rights other than with respect to the Person that is the obligee of such Assumed Liability.

            Section 2.6. Closing. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m., local time on the second Business Day following the satisfaction or waiver (subject to applicable Law) of the conditions precedent specified in Article VII (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver (subject to applicable
Law) of such conditions) or at such other time and place as the parties hereto may mutually agree (such date, the "Closing Date").

            Section 2.7. Deliveries at Closing. (a) At the Closing, the Sellers shall deliver, or cause to be delivered, to Parent and the Buyer, the following:

                 (i) the officer's certificates contemplated by Section 7.3(d);

                 (ii) the membership or partnership agreements representing interests in Exodus Communications Real Property Managers I, LLC and Exodus Communications Real Property I, amended to replace Exodus, with the Buyer, or other indicia of ownership required by the Buyer, to evidence transfer thereof;

                 (iii) copies of all consents, waivers and approvals obtained by any Seller or its Subsidiaries that are required for the consummation of the transactions contemplated by this Agreement;

                 (iv) a duly executed copy of the Escrow Agreement, a duly executed copy of the Transition Services Agreement S/B and a duly executed copy of the Transition Services Agreement B/S, and such other duly executed documents, instruments and certificates as may be necessary or appropriate to be delivered by any Seller (or the Retained Subsidiaries, as the case may be) pursuant to this Agreement;

                 (v) a duly executed bill of sale in form and substance reasonably satisfactory to Parent and Exodus transferring the Primary Purchased Assets to the Buyer;

                 (vi) a duly executed assignment and assumption agreement between the Sellers and the Buyer in form and substance reasonably satisfactory to Parent and Exodus; and

                 (vii) such other certificates and evidences of transfer as either Parent or Exodus may reasonably require.

            (b) At the Closing, Parent and/or the Buyer shall deliver, or cause to be delivered, to Exodus, the following:

                 (i) an amount of cash, calculated as set forth in Section 2.2(a)(ii), by wire transfer of immediately available same day funds to an account or accounts designated by Exodus at least three (3) Business Days prior to the Closing Date;

                 (ii) copies of all consents, waivers and approvals obtained by Parent, the Buyer or their Affiliates that are required for the consummation of the transactions contemplated by this Agreement;

                 (iii) a duly executed copy of the Escrow Agreement, a duly executed copy of the Transition Services Agreement S/B and a duly executed copy of the Transition Services Agreement B/S, and such other duly executed documents, instruments and certificates as may be necessary or appropriate to be delivered by Parent or the Buyer pursuant to this Agreement; and

                 (iv) a duly executed assignment and assumption agreement between the Sellers and the Buyer in form and substance reasonably satisfactory to Parent and Exodus.

            (c) At the Closing, Parent or the Buyer shall deliver, or cause to be delivered, the Escrowed Amount and the Scheduled Lease Amount to Escrow Agent in accordance with the terms of the Escrow Agreement.

            Section 2.8. Subsequent Transfer. (a) Upon the terms and subject to the conditions hereof, the transfer of the Secondary Purchased Assets (the "Subsequent Transfer") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m., local time on the eleventh day (or the next following Business
Day) after the later of the date on which the Secondary Sale Order becomes a Final Order and the date on which the Secondary 365 Contracts Order becomes a Final Order (the "Subsequent Transfer Date"). At the Subsequent Transfer, the Sellers, Parent and the Buyer shall each deliver such documents as are appropriate to evidence the transfer of the Secondary Purchased Assets and the assignment of the Secondary Assigned Contracts, such documentation to be in form and substance reasonably satisfactory to Parent and Exodus and to include appropriate certificates and other instruments of transfer, copies of all consents, waivers and approvals obtained by the parties relating to the Secondary Purchased Assets and the Secondary Assigned Contracts and a duly executed bill of sale.

            (b) Notwithstanding anything to the contrary contained herein, to the extent that the Sellers are able to provide adequate notice in accordance with the Bankruptcy Code and Bankruptcy Rules to all counterparties entitled to receive notice of the Sellers' request for authorization of the sale, transfer and delivery of all of the Purchased Assets and the assumption and assignment of the Assigned Contracts such that the sale, transfer or delivery of all of the Purchased Assets and the assumption and assignment of all of the Assigned Contracts may be authorized at the Primary Sale Hearing (i) all the Purchased Assets shall be transferred, and all of the Assigned Contracts shall be assigned, at the Closing and (ii) all references in this Agreement to defined terms incorporating the term "Secondary" shall be interpreted as if such references instead incorporated the term "Primary".

            Section 2.9. Performance. Parent shall cause the Buyer and its Designees to perform its obligations under this Agreement and any Related Document and shall make sufficient funds available to the Buyer to pay the Cash Consideration and to deliver the Escrowed Amount and Scheduled Lease Amount to the Escrow Agent in accordance with the terms of this Agreement. Parent shall remain liable for any non-performance by the Buyer or it Designees under this Agreement.

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF EXODUS

            Except as disclosed in the written statement delivered by Exodus to Parent and the Buyer on the date hereof (the "Sellers' Disclosure Letter"), Exodus represents and warrants to Parent and the Buyer as set forth below. All references in this Article III to any Schedule to this Agreement shall be deemed to refer to the relevant section of the Sellers' Disclosure Letter.

            Section 3.1. Title to Purchased Assets. Except as set forth on
Schedule 3.1 hereto Exodus, another Seller or a Retained Subsidiary, is the lawful owner, beneficially and of record, of the Purchased Assets. Subject to the entry of the Primary Sale Order and the Primary Sale Order becoming a Final Order (and the terms thereof), at the Closing, the Sellers will deliver, or will cause the applicable Retained Subsidiaries to deliver, good and valid title to the Purchased Assets to the Buyer or its Designees free and clear of all Liens (other than Permitted Liens and Liens created by, or on behalf of, the Buyer).

0            Section 3.2. Power and Authority. Subject to the entry of the
Primary Sale Order and the Primary Sale Order becoming a Final Order, each of the Sellers has the requisite corporate power and authority to execute and deliver this Agreement and any Related Documents to which it is or will be party and to perform the transactions contemplated herein and therein to be performed by it. All corporate proceedings and corporate actions on the part of each Seller required by Law, its certificate of incorporation, or its bylaws to authorize this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated herein and therein have been duly taken, and no other corporate proceedings or corporate actions on the part of any Seller, its board of directors or its stockholders are necessary. As of the date hereof, the Board of Directors of each Seller has resolved to request that the Bankruptcy Court approve this Agreement and the transactions contemplated hereby. Subject to the entry of the Primary Sale Order and the Primary Sale Order becoming a Final Order (and the terms thereof), this Agreement is, and each of the Related Documents to which each Seller is or will be a party will upon execution be, a valid and binding agreement enforceable against such Seller in accordance with its terms. Subject to the entry of the Bidding Procedures Order (and the terms thereof), each Seller has full power and authority to grant the Break-Up Fee and the Expense Reimbursement without further order of the Bankruptcy Court (subject to verification of expenses).

            Section 3.3. Organization, Authority and Qualification. (a) Each Seller (i) is a corporation duly organized, validly existing and, where applicable, is in good standing under the Laws of the state of its incorporation; (ii) has all requisite corporate power and authority to own, lease or operate the assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Exodus or on the Purchased Assets.

            (b) Each SPE (i) is a partnership or limited liability company duly organized, validly existing and, where applicable, is in good standing under the Laws of the state of its formation; (ii) has all requisite partnership or limited liability company power and authority to own, lease or operate the assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Exodus or on the Purchased Assets..

            Section 3.4. Capitalization of SPEs. The partnership interests and membership interests, as the case may be, of each SPE are as set forth on
Schedule 3.4 hereto. The outstanding partnership interests or membership interests, as the case may be, of each SPE have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any partnership interests, membership interests or other securities of any SPE or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, partnership interests, membership interests or other securities of any SPE, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No SPE has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the partners or members thereof on any matter.

            Section 3.5. Subsidiaries. Schedule 3.5 hereto sets forth a complete and accurate list of the Subsidiaries of Exodus (the "Exodus Subsidiaries" and each, individually, an "Exodus Subsidiary"), including, with respect to each Seller and SPE, its jurisdiction of incorporation or formation, its tax residence (if different from its jurisdiction of incorporation or formation) and, to the extent a particular Seller or SPE is not owned 100% by Exodus, the equity percentage held by each Person owning an interest in such Exodus Subsidiary. Except as set forth in Schedule 3.5, Exodus has heretofore delivered or made available to the Buyer accurate and complete copies of the governing documents, as currently in full force and effect, of each Seller and SPE. Except as set forth on Schedule 3.5 hereto, Exodus does not directly or indirectly own any capital stock or subordinated debt of, or other equity interests in, any Person, and Exodus is not a member of or participant in any Person.

            Section 3.6. SEC and Other Reports; Financial Statements. (a) Except as set forth on Schedule 3.6(a), Exodus has timely filed all required forms, reports and documents (the "Exodus SEC Reports") with the SEC since December 31, 1999 through the date of this Agreement, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as each such law was in effect on the date such forms, reports and documents were filed. The financial statements of Exodus included in the Exodus SEC Reports (the "Reported Exodus Financial Statements") (including the related notes, where applicable) fairly present in all material respects (subject, in the case of unaudited statements, to normal recurring audit adjustments) the consolidated results of the operations and changes in stockholders' equity and consolidated financial position of Exodus and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of the Reported Exodus Financial Statements (including the related notes, where applicable) complied at the time of filing of the relevant Exodus SEC Report in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, as such requirements or rules and regulations were in effect of the time of filing the relevant Exodus SEC Report; and each of the Reported Exodus Financial Statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC.

            (b) [Intentionally Omitted]

            (c) Except as would not materially and adversely impact the conduct of the Business, each SPE has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since their creation with any Governmental Entity (other than the SEC), and has paid all fees and assessments due and payable in connection therewith and all such reports, registrations and statements complied in all material respects with the requirements therefor.

            (d) The SPEs have no liabilities (absolute, accrued, contingent, unknown or otherwise) whether or not required by GAAP to be reflected on a balance sheet except for (i) liabilities which arose in the ordinary course of business after September 30, 2001; and (ii) liabilities set forth on
Schedule 3.6(d) hereto.

            Section 3.7. Absence of Certain Changes or Events. (a) Except as set forth in Schedule 3.7(a) hereto, since September 30, 2001 to the date hereof, (i) the SPEs have engaged in no activity other than as specifically required under the Securitization Documents and (ii) none of the SPEs has experienced any material damage, destruction or loss (whether or not covered by insurance) to its tangible property, software or electronic systems.

            (b) Except as set forth in Schedule 3.7(b) hereto, since September 30, 2001 to the date hereof, except for the filing and pendency of the Bankruptcy Cases, (i) the Sellers and their Subsidiaries have conducted the Business only in, and have not engaged in any material transaction other than according to, the ordinary course of business consistent with past practice and the commencement of the Bankruptcy Cases, (ii) there has not been any material physical damage, destruction or loss (whether or not covered by insurance) to any of the Purchased Assets and (iii) the Sellers and their Subsidiaries have not taken any action that would have been prohibited by Section 6.9(b).

            (c) Since September 30, 2001 there has been no Material Adverse Effect on Exodus or on the Purchased Assets.

            (d) The Sellers have not effected any of the transactions described on Schedule 6.9(d).

            Section 3.8. Real Estate; Title to Properties. (a) Schedule 3.8(a) hereto lists all currently effective leases and subleases of real property entered into by Exodus and each Exodus Subsidiary with respect to the Acquired Sites and Exodus's corporate offices located in Santa Clara, California (the "Exodus Leased Real Properties"), copies of each of which have been made available to Parent. Except as set forth on Schedule 3.8(a) hereto, Exodus or an Exodus Subsidiary has a valid and binding leasehold interest in such Exodus Leased Real Property free and clear of any Liens, except for: (i) any Liens explicitly described in the Reported Exodus Financial Statements (including the related notes, where applicable); (ii) any Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (iii) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens and encumbrances imposed by operation of law arising in the ordinary course of business or being contested in good faith by appropriate proceedings; and (iv) easements, rights of way or other similar matters of title to real property that do not materially affect the title to, or the use of such real property (with items described in clauses (ii) and (iv) referred to collectively as "Permitted Liens").

            (b) Except as set forth in Schedule 3.8(b) hereto neither Exodus nor any Exodus Subsidiary is in material default, other than, with respect to a Primary or Secondary 365 Contract, a default which is unenforceable against Exodus or such Subsidiary, as applicable, pursuant to Section 365 of the Bankruptcy Code, under any lease or sublease of real property set forth on
Schedule 3.8(a) (the "Assumed Leases").

            (c) Except as set forth on Schedule 3.8(c) hereto, neither Exodus nor any Subsidiary owns any real property related to the Business.

            (d) Each of the SPEs has good and marketable (subject to the Securitization Documents) title to all the real property and other assets which it purports to own. Subject to the entry of the Primary Sale Order and the Primary Sale Order becoming a Final Order, the relevant Seller (or SPE) will deliver good and marketable (subject to the Securitization Documents) title to all the real property and other assets which constitute Purchased Assets, except for immaterial exceptions.

            (e) Schedule 3.8(e) hereto lists (i) any real property used by any of the SPEs in which a leasehold interest is not held, or such real property is not owned, by such SPE and (ii) any real property used by any Seller in respect of the Purchased Assets in which a leasehold interest is not held, or such real property is not owned, by such Seller.

            (f) Except as set forth on Schedule 3.8(f) hereto neither this Agreement nor any Related Document, nor the consummation of the transactions contemplated herein or therein will result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any lease or sublease of real property to which any SPE is a party or by which it is bound or result in any increase in the obligations of, or payments required by, any SPE thereunder.

            (g) Except as set forth on Schedule 3.8(g), no real property lease or sublease relating to an Acquired Site also relates to a Non-Acquired Site or other facilities or properties not to be included in the Purchased Assets.

            Section 3.9. Litigation. (a) Except as set forth on Schedule 3.9(a) hereto, there are (i) no actions, suits, proceedings, pleadings, charges, complaints, claims or demands ("Actions or Proceedings") pending, or to the Knowledge of the Sellers, investigations pending or threatened or any Action or Proceedings threatened against any of the SPEs, the Sellers or the Purchased Assets at law or in equity before any court, arbitrator or other Governmental Entity and (ii) no such Actions or Proceedings or investigations which if adversely determined, individually or in the aggregate, which in the case of clause (i) or (ii) would have a Material Adverse Effect on Exodus or on the Purchased Assets.

            (b) As of the date hereof, none of the SPEs, the Sellers or the Purchased Assets is subject to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity (a "Governmental Directive"). There is no Governmental Directive that could reasonably be expected to have a Material Adverse Effect on Exodus or on the Purchased Assets.

            Section 3.10. Compliance with Law. All approvals, permits and licenses of Governmental Entities required for the Sellers, the SPEs and their respective Subsidiaries to conduct the Business have been obtained, except for any such approvals, permits or licenses the absence of which, alone or in the aggregate, do not have a Material Adverse Effect on Exodus or on the Purchased Assets. Schedule 3.10 sets forth an accurate list of all approvals, permits and licenses which are material to the conduct of the Business. Exodus and the Exodus Subsidiaries have conducted their operations in compliance with all applicable Laws, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Exodus or on the Purchased Assets.

            Section 3.11. Contracts. (a) None of the Sellers or any SPE is a party to any agreement (other than this Agreement) for the acquisition, sale or lease of any of the material assets or businesses of the SPEs or any Purchased Assets (by merger, purchase, syndication or sale of assets or otherwise).

            (b) The Sellers have made or will make available to Parent a correct and complete copy of such Scheduled Financing Leases, such Scheduled Operating Leases and such Scheduled Contracts as requested by Parent or the Buyer. Each Scheduled Operating Lease, and each Scheduled Contract is a legal, valid and binding agreement of Exodus or the Exodus Subsidiary, as the case may be, party thereto, enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and is in full force and effect. With respect to each Scheduled Operating Lease and each Scheduled Contract, except as set forth on Schedule 2.1(a)(iii), Schedule 2.3(a), Schedule 2.3(b) or Schedule 2.3(c) (or any parts thereof) as applicable, (x) Exodus or an Exodus Subsidiary, as the case may be, party to such Contract has performed, in all material respects, the obligations required to be performed by it to date under such Contract, and
(y) to the Knowledge of the Sellers, there is no default, other than with respect to a Primary or Secondary 365 Contract, a default which is unenforceable against Exodus or such Subsidiary, as applicable, pursuant to
Section 365 of the Bankruptcy Code, by any other party under such Contract.
Schedule 2.1(a)(ii), Schedule 2.1(a)(iii), Schedule 2.3(a), Schedule 2.3(b) and Schedule 2.3(c) shall, when delivered, accurately reflect the information purported to be reflected therein.

            (c) The information contained in Schedule 2.1(a)(ii) and Schedule 2.3(a)(iii) will, when delivered, accurately set forth the information required to be set forth therein.

            (d) Except as set forth on Schedule 3.11(d) and other than the Securitization Documents, no SPE is a party to any Contract.

            Section 3.12. Consents and Approvals. Other than approvals required under the HSR Act, any non-U.S. laws regulating competition, antitrust, investment or exchange controls, or as set forth on Schedule 3.12 hereto, and (except as set forth in Section 6.4) subject to the entry of the Sale Order and the Sale Order becoming a Final Order, the execution and delivery of this Agreement by each Seller and the consummation by each Seller and their respective Subsidiaries of the transactions contemplated hereby will not: (a) violate any provision of the certificate of incorporation or bylaws (or any comparable charter document) of any Seller or any SPE; (b) violate any Law applicable to any Seller, any SPE, or any of their respective properties or assets, including but not limited to the Purchased Assets; (c) require any Seller or any SPE to make any filing with, obtain any permit, consent, license or approval of, or give any notice to, any Governmental Entity; (d) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or right to require repurchase, pursuant to, any Assigned Contract or any Contract to which any SPE is a party or by which any of their respective properties or any of the Purchased Assets is bound or affected or (e) result in the creation of any Lien on any Purchased Asset, except, in the case of clauses (b), (c), (d) and (e) for such violations, filings, permits, consents, licenses, approvals, notices, breaches or conflicts which would not have a Material Adverse Effect on Exodus or on the Purchased Assets.

            Section 3.13. Environmental and Health and Safety Matters. (a) Except as set forth in Schedule 3.13(a), the Purchased Assets, the Business, and the activities, operations and assets of the SPEs have been and are in compliance in all material respects with all applicable laws, statutes, ordinances, codes, orders, decisions, judgments, permits, approvals, rules, regulations or requirements, including without limitation common law, relating to: (i) protection, preservation or cleanup of the environment or natural resources; (ii) the manufacture, use, handling, storage, treatment, disposal or release of or exposure to any chemical substance or toxic, hazardous or deleterious material, waste or agent (hereinafter "Hazardous Substance"), including without limitation petroleum or any fraction thereof, asbestos, and polychlorinated biphenyls; or (iii) health and safety (all such laws and regulations, hereinafter "EHS Laws").

            (b) There has been no Judgment, Action or Proceeding, citation or written notice of violation against the SPEs or the Sellers, relating to noncompliance with, or liabilities or obligations pursuant to, EHS Laws, and to the Knowledge of the Sellers, no such matter has been threatened.

            (c) No asbestos, polychlorinated biphenyls or underground storage tanks are present at, in, on or under the Purchased Assets or the assets owned or operated by the SPEs, and the presence and use of Hazardous Substances at such properties have been limited to those types and amounts typical of office or Internet data center environments.

            (d) Except as set forth in Schedule 3.13(d), There are no conditions or circumstances arising from or relating to the Purchased Assets, the activities or operations of the Sellers with respect to the Purchased Assets, or the activities, operations or assets of the SPEs, including without limitation, the presence, release or disposal of any Hazardous Substance, whether on or off of the Purchased Assets or the assets owned or operated by the SPEs or the properties subject to the Assumed Leases, that could result in liabilities or obligations pursuant to EHS Laws.

            (e) The Sellers and the SPEs have provided to Parent all assessments, audits, investigations, and sampling or similar reports relating to the environment, compliance with and liabilities pursuant to EHS Laws, or the presence or release of any Hazardous Substances, to the extent relating to the Purchased Assets, the activities or operations of the Sellers with respect to the Purchased Assets, the properties subject to the Assumed Leases, or the activities, operations or assets of the SPEs.

            Section 3.14. Tax Matters. Except as set forth on Schedule 3.14 hereto:

            (a) subject to the entry of the Primary Sale Order and the Primary Sale Order becoming a Final Order, Exodus and each Seller has or will have paid in full all material Taxes required to be paid with respect to all taxable periods ending on or before the Closing Date, except for (i) Taxes being contested in good faith by appropriate proceedings and (ii) any Tax the nonpayment of which would not result in a Lien in respect of any Purchased Asset or in any liability of Parent, the Buyer or any Designee for such Tax to the applicable Taxing Authority;

            (b) subject to the entry of the Primary Sale Order and the Primary Sale Order becoming a Final Order, no material Tax Lien in respect of any Purchased Asset remains outstanding (except for Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings), and no material claims are being asserted with respect to any Tax that could result in a Tax Lien in respect of any Purchased Asset (except for Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings) or in any liability of Parent, the Buyer or any Designee for such Tax to the applicable Taxing Authority; and

            (c) each of the SPEs is, and has been since its formation, a partnership or a disregarded entity for U.S. federal, state, and local income and franchise tax purposes.

            Section 3.15. Intellectual Property. Except as expressly set forth otherwise in Schedule 3.15:

            (a) Schedule 3.15 sets forth a complete and correct list of the following categories of Exodus Owned Intellectual Property: (i) registered Trademarks; (ii) Patents (including issued and applications therefor); and
(iii) registered Copyrights. Schedule 3.15 also separately lists (x) all agreements under which any Seller uses any material Exodus Licensed Intellectual Property (including Software) (other than non-exclusive licenses of commercial "shrink wrap" software and customer agreements entered into by any Seller in the ordinary course); and (y) all agreements under which any Seller has licensed to others the right to use any material Exodus Intellectual Property (other than customer agreements entered into any Seller in the ordinary course), in each case, specifying the parties to the agreement.

            (b) Except as set forth in Schedule 3.15(b), the Exodus Intellectual Property constitutes all of the Intellectual Property that is material or necessary to the operation of the Business as currently operated, except for Intellectual Property that the Sellers could discontinue to use without such a discontinuation having, individually or in the aggregate, a Material Adverse Effect on Exodus or on the Purchased Assets. Exodus or another Seller owns sufficient legal rights to use the Exodus Owned Intellectual Property, free and clear of conditions, adverse claims or other restrictions or any requirement of any past, present or future royalty payments, and Exodus or another Seller owns, licenses or otherwise possesses sufficient legal rights to use the Exodus Licensed Intellectual Property, free and clear of conditions (except as provided in the relevant license agreement) or to the Knowledge of the Sellers, adverse claims or other restrictions, except to the extent that the failure to have any such rights has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Exodus or on the Purchased Assets;

            (c) The Sellers have taken reasonable steps to register all material Exodus Intellectual Property with the applicable authorities in all jurisdictions in which the Sellers have a principal place of business, and all registrations for material Exodus Owned Intellectual Property, including for Patents, Trademarks, and Copyrights, are registered in the name of one of the Sellers and are subsisting;

            (d) Exodus and each other Seller has secured valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Exodus Owned Intellectual Property of the rights to such contributions that Exodus or such other Seller does not already own by operation of law except to the extent that the failure to have secured such assignments has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Exodus or the Purchased Assets;

            (e) Exodus and the Exodus Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all of the material Trade Secrets that comprise any part of Exodus Intellectual Property (except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Exodus or the Purchased Assets). To the Knowledge of Exodus, there are no unauthorized uses, disclosures or infringements of any such material Trade Secrets; all use by, and disclosure to, any Person of such material Trade Secrets that comprise any part of Exodus Intellectual Property has been pursuant to the terms of a written agreement with such Person; and all use by Exodus or any Exodus Subsidiary of such material Trade Secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful;

            (f) there is no pending (or, to the Knowledge of Exodus or any other Seller, threatened) assertion or claim and there has been no such assertion or claim in the last six years: (i) challenging the validity or enforceability of, or contesting Exodus's or the other Sellers' rights with respect to, any material Exodus Owned Intellectual Property, (ii) challenging Exodus's or the other Sellers' rights to use any material Exodus Licensed Intellectual Property or the validity or enforceability of the agreement relating thereto (except for claims asserted in the Bankruptcy Cases), (iii) or asserting that Exodus's or any other Sellers' use or exploitation of any material Exodus Intellectual Property or its or their provision of goods and/or services in connection with the Business, infringes upon, misappropriates, violates or conflicts in any way with the rights of any third party (including rights in Intellectual Property); and, in each case, to the Knowledge of Exodus and the other Sellers, there are no reasonable grounds for any such assertion or claim, except where such assertion or claim, in each case, individually or in the aggregate, would not have a Material Adverse Effect on Exodus or the Purchased Assets; neither Exodus nor any other Seller is a party to any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property of any third party;

            (g) neither Exodus nor any other Seller has given or received any notice of default or any event which with the lapse of time would constitute a default under any agreement relating to any material Exodus Intellectual Property; neither Exodus nor any other Seller nor, to their Knowledge, any other party, currently is in default with regard to any agreement relating to any material Exodus Intellectual Property, and there exists no condition or event (including, without limitation, the execution, delivery and performance of this Agreement) which, with the giving of notice or the lapse of time or both, would constitute a default by Exodus or any other Seller under any agreement relating to any material Exodus Intellectual Property, or would give any person any rights of termination, cancellation, acceleration of any performance under any such agreement or result in the creation or imposition of any lien, in each case, except where such default would not have a Material Adverse Effect on Exodus or the Purchased Assets;

            (h) to Exodus's Knowledge, there are no unauthorized uses, disclosures, infringements, or misappropriations by any third party of any Exodus Intellectual Property or any material breaches by any third party of any licenses or agreements involving Exodus Intellectual Property, except where such actions would not have, individually or in the aggregate, a Material Adverse Effect on Exodus or on the Purchased Assets; and

            (i) Exodus and each other Seller has obtained any and all necessary consents from customers of the Business with regard to Exodus's and each Exodus Subsidiary's, as the case may be, collection and dissemination of personal information of such Customers in accordance with any applicable privacy policy published or otherwise communicated by Exodus or any other Seller and to Exodus's Knowledge any applicable Laws. Exodus's and each other Seller's practices regarding the collection and use of personal customer information are and have been in accordance with such privacy policies in all material respects and to Exodus's Knowledge, with all applicable Laws.

            Section 3.16. Labor Matters.

            (a) None of the SPEs or any Seller is a party to any labor or collective bargaining agreement with respect to any Business Employees; no Business Employees are represented by any labor organization; to the Knowledge of any Seller, no labor organization or Business Employee has made a pending demand for recognition or request for certification to the SPEs or any Seller; and there are no representation or certification proceedings or petitions seeking a representation election presently pending or, to the Knowledge of any Seller, threatened, to be brought or filed with the National Labor Relations Board or other labor relations tribunal involving the SPEs or any Seller.

            (b) There are no strikes, lockouts, work stoppages or slowdowns pending or, to the Knowledge of any Seller, threatened against or involving the SPEs or any Seller.

            (c) Except as set forth on Schedule 3.16(c), there are no unfair labor practice charges, arbitrations, grievances or complaints pending or, to the Knowledge of any Seller, threatened in writing against the SPEs or any Seller relating to the employment or termination of employment of any Business Employee by the SPEs or any Seller.

            (d) There are no material complaints, charges, administrative proceedings or claims against the SPEs or any Seller pending or, to the Knowledge of any Seller, threatened in writing to be brought or filed with any Governmental Entity based on or arising out of the employment (including, without limitation, the termination of such employment) by the SPEs or any Seller of any Business Employee.

            (e) The SPEs and the Sellers are in material compliance with all Laws relating to the employment of labor, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) including all such Laws relating to wages, hours, collective bargaining, discrimination (including, but not limited to, based upon age, sex, marital status, race, national origin, disability or veteran status), civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.

            (f) The SPEs and the Sellers have not incurred any material liability or obligation under WARN or similar state Laws, which remains unpaid or unsatisfied.

            (g) Except as set forth on Schedule 3.16(g) hereto, the employment of each Business Employee is at-will, and the Sellers and/or the SPEs, as the case may be, have the right to terminate such employees' employment, and such employees have the right to resign their employment, at any time, without reason or cause. Schedule 3.16(g) lists all written (and includes a summary of all legally binding oral) employment and consulting agreements to which any Business Employee is a party or by which such employee is bound. Complete and correct copies of the agreements or arrangements listed and summarized on Schedule 3.16(g) have been provided or made available to Parent prior to the date hereof.

            (h) The employment by Parent, the Buyer or the SPEs of the Business Employees following the Closing Date, as contemplated in Section 6.15, does not and will not conflict with, breach, violate or cause a default under any Contract or Judgment, including without limitation any non-competition or non-solicitation agreements, to which any Seller or the SPEs are a party or by which they are bound.

            (i) Except as set forth in Schedule 3.16(i), there are no liabilities, whether absolute or contingent, of the Sellers and any of the SPEs relating to workers compensation benefits that are not fully insured against by a bona fide third-party insurance carrier (except for deductibles, retentions or rights to retroactive premium adjustment that may be provided for in the respective policy and that are set forth in Schedule 3.16(i)). Except as set forth on Schedule 3.16(i), with respect to each workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under the insurance policy or fund have been paid, all premiums required to be paid under the insurance policy or fund through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company under any such insurance policy, fund or ancillary agreement with respect to such insurance policy or fund in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

            Section 3.17. Employee Benefits.

            (a) Schedule 3.17(a) hereto contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), whether or not subject to ERISA and whether or not maintained in the United States, and each stock option or other equity based, bonus, incentive or deferred compensation, severance, retention or change in control or other welfare, fringe or compensation agreement, plan, program, policy or arrangement maintained, contributed to or required to be contributed to or with respect to which there may be any liability by any SPE or any Seller or any person or entity that, together with any SPE or any Seller, is treated as a single employer under Section 414(b), (c) or (m) of the Code (each, a "Commonly Controlled Entity") or which is currently in effect for the benefit of any Business Employees (collectively, "Benefit Plans").

            (b) With respect to each Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Parent: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter; (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and
112); and (vi) any filings or other documentation concerning any Benefit Plan provided to any Governmental Entity.

            (c) Except as set forth in Schedule 3.17(c), none of the Benefit Plans is subject to Title IV of ERISA or Section 412 of the Code.

            (d) Except as set forth in Schedule 3.17(d), none of the SPEs or any Seller is, or was during the preceding six years, obligated to contribute to, or contributes to, any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

            (e) Except as set forth in Schedule 3.17(e), none of the SPEs or any Seller has any liability (contingent or otherwise) or potential liability to any entity arising under Title IV of ERISA or Section 412 of the Code.

            (f) The Benefit Plans and their related trusts that are intended to qualify under Sections 401 and 501(a) of the Code, respectively, or similar provisions under applicable Law, have been determined to, or will be timely submitted to the IRS or the applicable Governmental Entity for a determination that such Benefit Plans do, qualify under such Sections, as amended by the Tax Reform Act of 1986, or provisions and, to the Knowledge of the Sellers, nothing has occurred since the time of such favorable determination that might cause the loss of such qualified status.

            (g) All contributions required to have been made by the Sellers or the SPEs under any Benefit Plan or any Law to any trusts established thereunder or in connection therewith have been made by the due date therefor (including any valid extensions).

            (h) Except as set forth in Schedule 3.17(h), the Benefit Plans have been maintained in compliance with their terms and applicable Laws, including but not limited to the timely filing of applicable reports, documents and notices regarding any Benefit Plans with the Secretary of Labor and the Secretary of the Treasury, and the furnishing of such documents to participants and beneficiaries in the Benefit Plans. To the Knowledge of Sellers, there has been no "prohibited transaction" (including without limitation as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Benefit Plan after giving effect to the exemptions set forth in Section 4975(d) of the Code and Section 408(b) of ERISA.

            (i) Except as set forth in Schedule 3.17(i), there are no pending or, to the Knowledge of any Seller, threatened actions, claims or proceedings against the SPEs or any Seller, any Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to such plan (other than benefit claims in the ordinary course).

            (j) Except as disclosed in Schedule 3.17(j) hereto, to the Knowledge of Sellers, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will (i) increase any benefits or the amount of compensation to any Business Employee or (ii) result in the acceleration of the time of payment, funding or vesting of any such compensation or benefits. In addition, except as disclosed and described in Schedule 3.17(j) hereto, no Benefit Plan or agreement, program, policy or other arrangement by or to which the SPEs or the Sellers are a party, is bound or is otherwise liable, by its terms or in effect would or could possibly require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement, including but not limited to any Business Employee (whether or not any such payment would constitute a "parachute payment" or "excess parachute payment" within the meaning of Section 280G of the Code).

            (k) Except as disclosed in Schedule 3.17(k) hereto and as required by Section 4980B of the Code or Part 6 of Title I of ERISA, none of the SPEs or the Sellers has any obligation to provide medical or death benefits (whether or not insured) with respect to any Business Employee beyond their retirement or other termination of employment. Except as disclosed in Schedule 3.17(k) hereto, any continuation coverage provided under any welfare benefit plan complies with Section 4980B of the Code and is at the expense of the participant or beneficiary.

            (l) Exodus has provided to Parent a true, complete and correct list, as of the date hereof, of each Business Employee, together with each such employee's (i) starting date of employment, (ii) job description, (iii) present hourly or, if salaried, annual compensation rate and (iv) status of employment (i.e., active, inactive, leave of absence, short or long-term disability, etc.)

            (m) With respect to each Benefit Plan that is a defined benefit plan that will be assumed by Parent, the Buyer or any of their Affiliates, as of the Closing Date, the actuarially determined present value of all benefit liabilities, determined on the basis of the actuarial assumptions contained in the applicable Benefit Plan's most recent actuarial valuation, do not exceed the then current value of the assets of such Benefit Plan or, with respect to any foreign plan not subject to any funding requirement, if such liabilities do exceed such assets, the amount thereof was properly reflected on the financial statements of the SPE being acquired by Parent or the Buyer in connection with the transactions contemplated hereby.

            Section 3.18. Insurance. Schedule 3.18 hereto lists the insurance policies (including the premiums payable in connection therewith and the amount of the coverage provided thereunder) maintained by Exodus and the Exodus Subsidiaries which policies provide coverage for the business of Exodus and the Exodus Subsidiaries in accordance with customary industry practice for similarly-situated companies. All of such policies are in full force and effect and none of Exodus or any of the Exodus Subsidiaries is in material default of any provision thereof.

            Section 3.19. Brokers and Finders. Except as set forth in
Schedule 3.19, no broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transaction contemplated hereby, or if the Closing does not occur.

            Section 3.20. Information Technology. Except as set forth in
Schedule 3.20, the information technology of Exodus and its Subsidiaries, including the Oracle financial systems, the Siebel CRM infrastructure systems and the Portal billing systems, is in good working order, is capable of supporting the Business as conducted on the date hereof and, only in the case of information technology owned by the Sellers, performs in all material respects in accordance with specifications.

            Section 3.21. Sufficiency of Purchased Assets. Except as set forth on Schedule 3.21 hereto, the assets described on Schedule 2.1(a)(i), the other equipment subject to the Scheduled Financing Leases and the Scheduled Operating Leases, and the Scheduled Contracts will include all assets, property, rights, Contracts and systems of Exodus and its Subsidiaries necessary to operate the Business as it is currently being operated, in each case except to the extent Parent has elected, or will elect pursuant hereto, not to acquire such assets, property, rights, Contracts or systems or to the extent provided in the Transition Services Agreement S/B.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent represents and warrants to the Sellers as set forth below:

            Section 4.1. Power and Authority. Parent and the Buyer each has the requisite power and authority to execute and deliver this Agreement and any Related Document to which it is or will be party and to perform the transactions contemplated hereby and thereby to be performed by it. All corporate proceedings and corporate actions on the part of Parent and the Buyer required by Law or its constituent documents to authorize this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated hereby and thereby have been duly taken, and no other corporate proceedings or actions on the part of Parent or the Buyer are necessary. This Agreement is, and each of the Related Documents to which Parent or the Buyer is or will be a party will upon execution be, a valid and binding agreement enforceable against Parent or the Buyer, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or other similar laws now or hereafter in effect limiting or affecting the rights of creditors generally and to general equitable principles.

            Section 4.2. Organization, Authority and Qualification. Each of Parent and the Buyer (i) is duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of formation,
(ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates, and (iii) is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

            Section 4.3. Brokers and Finders. No broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transactions contemplated hereby, or if the Closing does not occur, except for such fees or commissions payable, unless reimbursed pursuant to Section 6.4 hereof, solely by Parent or one of its Subsidiaries.

            Section 4.4. Consents and Approvals. Other than approvals required under the HSR Act, any non-U.S. laws regulating competition, antitrust, investment or exchange controls, the execution and delivery of this Agreement by Parent and the Buyer and the consummation by Parent and the Buyer of the transactions contemplated hereby will not: (a) violate any provision of Parent's or the Buyer's constituent documents; (b) violate any Law applicable to Parent or the Buyer; (c) require Parent or the Buyer to make any filing with, obtain any permit, consent, license or approval of, or give any notice to, any Governmental Entity; or (d) result in the creation of any Lien on any properties or assets of Parent or the Buyer, except, in the case of clauses (b), (c) and (d) for such violations, filings, permits, consents, licenses, approvals, notices, breaches or conflicts which would not have a Material Adverse Effect on Parent.

            Section 4.5. Litigation. No Actions or Proceedings are pending or, to the Knowledge of Parent, threatened against Parent or the Buyer which seek to delay or prevent the consummation of, or which would materially adversely affect Parent's and the Buyer's ability to consummate, the transactions contemplated by this Agreement.

            Section 4.6. Availability of Funds. Parent and the Buyer will have sufficient funds to enable them to pay the Initial Deposit, upon entry by the Bankruptcy Court of the Bidding Procedures Order, and to pay the balance of Cash Consideration at Closing. Upon the consummation of the transactions contemplated by this Agreement, (i) the Buyer will not be insolvent, (ii) the Buyer will not be left with unreasonably small capital,
(iii) the Buyer will not have incurred debts beyond its ability to pay such debts as they mature, (iv) the capital of the Buyer will not be impaired and
(v) immediately following closing, Buyer will have sufficient capital to continue the Business as a going concern (it being understood that the Buyer will have no obligation to continue all or any portion of the Business as a going concern).

                                  ARTICLE V

                                 TAX MATTERS

            Section 5.1. Transfer Taxes. (a) Notwithstanding anything herein to the contrary, to the extent not exempt under section 1146(c) of the Bankruptcy Code or otherwise, the Sellers shall bear and be responsible for any sales, use, transfer, ad valorem, gross receipts, value-added, stamp, documentary and other similar non-net income Taxes which may be imposed or assessed as a result of Sellers' transfers of the Purchased Assets to the Buyer or Designee, including the stock or interests in the SPEs, if any (all such taxes, "Transfer Taxes"). At any Seller's request, the Buyer will use commercially reasonable efforts and cooperate in good faith with Sellers to minimize Transfer Taxes, if any, including obtaining any certificate of exemption or similar document in respect of Transfer Taxes, if any. The Sellers shall prepare and file all Transfer Tax Returns with respect to Transfer Taxes, if any. Sellers shall promptly forward a copy of any such filed Transfer Tax Returns to Parent, and Parent, Buyer and their Affiliates shall not take any action with respect to Transfer Taxes, on any Tax Return or otherwise, that is inconsistent with any such Transfer Tax Returns. For the avoidance of doubt, the preceding sentence shall not affect the rights of Parent, Buyer and any of their Affiliates to take any action, on any Tax Return or otherwise, with respect to Taxes other than Transfer Taxes.

            (b) Sellers shall reimburse Buyer for all reasonable out-of-pocket costs incurred by Buyer in its efforts, if requested by a Seller pursuant to Section 5.1(a), to minimize Transfer Taxes, if any, including efforts to obtain any exemption certificates or similar documents.

            Section 5.2. Allocation of Purchase Price. Alpha may, at its election, deliver to Parent a proposed allocation of the Cash Consideration and other relevant items (the "Proposed Allocation") among the assets acquired or deemed to be acquired with respect to the purchase of the Primary Purchased Assets. If after ten (10) Business Days after the delivery of such Proposed Allocation to Parent, Parent does not notify Alpha in writing of its disagreement with the Proposed Allocation, such Allocation shall be the final allocation (the "Final Allocation"). If Parent notifies Alpha in writing that it disagrees with any aspect of the Proposed Allocation within ten (10) Business Days after delivery of the Proposed Allocation, Parent and Alpha shall attempt in good faith to agree to an allocation within five (5) Business Days after such notification. If Parent and Alpha agree upon an allocation, then such allocation shall be the Final Allocation. Only the Final Allocation determined under this Section 5.2, if there is one, shall be final and binding as among the Sellers, Parent, the Buyer and their respective Affiliates and none of the Sellers, Parent, the Buyer or any Affiliate thereof shall take any position on any Tax Return, including, without limitation, IRS Form 8594, that is inconsistent with the Final Allocation. If a Subsequent Transfer takes place, then any additional Cash Consideration and other relevant items shall be allocated to the Secondary Purchased Assets in a manner that is consistent with the Final Allocation.

            Section 5.3. Tax Information. The Buyer and the Sellers shall promptly provide each other with any reasonably requested information for purposes of determining any Tax liability in respect of any Purchased Asset, and shall otherwise make available to each other all information, records or documents relating to Tax liabilities in respect of the Purchased Assets. The Buyer and Sellers shall preserve all such information, records and documents until the expiration of any statute of limitations or extensions thereof.

                                 ARTICLE VI

                       CERTAIN COVENANTS AND AGREEMENTS
                         OF THE SELLERS AND THE BUYER

            Section 6.1. Submission for Bankruptcy Court Approval. (a) On the timetables set forth below, Exodus and, if appropriate, each Seller shall (x) file with the Bankruptcy Court one or more motions and proposed orders, each in form and substance reasonably satisfactory to Parent, set forth below, (y) notify, as required by the Bankruptcy Code and the Bankruptcy Rules, all parties entitled to notice of such motions and orders (including all relevant Taxing Authorities), as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court, and such additional parties as Parent may request, and (z) subject to the provisions of this Agreement, including the provisions of Article VIII, use commercially reasonable efforts to obtain Bankruptcy Court approval of such orders without any stay, modification, reversal or amendment adverse or unacceptable to Parent, the Buyer or any Designee.

                 (i) Bidding Procedures Order. As promptly as possible, but in no event later than November 30, 2001, Exodus and, if appropriate, each Seller, shall file a motion (the "Bidding Proceedings Motion") and proposed order (the "Bidding Procedures Order") with the Bankruptcy Court seeking approval of a process for the sale of the Purchased Assets. The Sellers shall use commercially reasonable efforts to cause the Bankruptcy Court to enter a Bidding Procedures Order (A) authorizing and scheduling an auction at which the Sellers will receive Bids, (B) approving the terms of Section 6.3 and Section 6.4 hereof and authorizing the observance and performance of the terms and obligations thereunder by the Sellers and their Subsidiaries and Parent and the Buyer during the pendency of the Bankruptcy Cases, (C) scheduling with the Bankruptcy Court a hearing (the "Primary Sale Hearing") to consider approval of the Primary Sale Order and the Primary 365 Contracts Order under, inter alia, Sections 105, 363, 365 and 1146 of the Bankruptcy Code, (D) scheduling with the Bankruptcy Court a hearing (the "Secondary Sale Hearing") to consider, if necessary, the approval of the Secondary Sale Order and the Secondary 365 Contracts Order under, inter alia, Sections 105, 363, 365 and 1146 of the Bankruptcy Code and (E) approving the form and manner of notice required under the Bankruptcy Code and the Bankruptcy Rules in connection with the foregoing and the transactions related thereto. Upon entry of the Bidding Procedures Order, Parent will make a deposit on the Cash Consideration of $16,800,000 (the "Initial Deposit"), to be held by the Sellers' counsel in their client trust account until the earlier of the Closing Date or the termination of this Agreement, at which time the Initial Deposit shall, if the Closing shall occur, be applied to the payment of the Cash Consideration, or if this Agreement shall terminate, be returned to Parent.

                 (ii) Sale Orders and 365 Orders. As promptly as possible, but in no event later than the dates set forth below, Exodus, and if appropriate, each Seller shall file one or more motions and proposed orders (collectively, the "Orders") with the Bankruptcy Court seeking the approval of the Bankruptcy Court pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy Code of the transfers of the Purchased Assets and the assumption by the Sellers and assignment to the Buyer or its Designees of the Contracts set forth below; provided, that for all purposes (including for purposes of providing notice to any counterparty) such motions and proposed orders, the terms Primary Purchased Assets and Secondary Purchased Assets shall include all equipment subject to any Primary Scheduled Financing Lease or Secondary Scheduled Financing Lease as ultimately determined by the Bankruptcy Court, as the case may be, and the terms Primary Assigned Contracts and Secondary Assigned Contracts shall including any Primary Scheduled Operating Lease and any Primary Scheduled Contract or any Secondary Scheduled Operating Lease and any Secondary Scheduled Contracts as ultimately determined by the Bankruptcy Court, as the case may be, it being understood that Parent and the Buyer shall be required to identify the portion of such equipment to be acquired in accordance with Sections 2.1(a)(ii), 2.1(a)(iii), 2.3(a), 2.3(b) and 2.3(c), as the case may be, and on or before the seventh Business Day prior to the date of the Primary Sale Hearing, in the case of the Primary Sale Order and the Primary 365 Contracts Order, and on or before the seventh Business Day prior to the date of the Secondary Sale Hearing, in the case of the Secondary Sale Order and the Secondary 365 Contracts Order.

                     (A) As promptly as practicable, but in no event later than November 30, 2001, one or more motions and proposed orders shall be filed for the transfer of the Primary Purchased Assets to the Buyer or its Designees and the assumption by the Sellers and assignment to the Buyer or its Designees of the Primary Assigned Contracts (any such motion and order with respect to the Primary Purchased Assets, a "Primary Sale Motion" and a "Primary Sale Order", respectively, and any such motion and order with respect to the Primary Assigned Contracts, a "Primary 365 Contracts Motion" and a "Primary 365 Contracts Order", respectively); and

                     (B) To the extent that the Sellers have been unable to provide adequate notice in accordance with the Bankruptcy Code and Bankruptcy Rules to all counterparties entitled to receive notice of the Sellers' request for authorization of the sale, transfer and delivery of all of the Purchased Assets and of the assumption and assignment of all of the Assigned Contracts, no later than January 3, 2002, one or more motions and proposed orders shall be filed for the transfer of the Secondary Purchased Assets to the Buyer or its Designees and the assumption by the Sellers and assignment to the Buyer or its Designees of the Secondary Assigned Contracts (any such motion and order with respect to the Secondary Purchased Assets, a "Secondary Sale Motion" and a "Secondary Sale Order", respectively, and any such motion and order with respect to the Secondary Assigned Contracts, a "Secondary 365 Contracts Motion" and a "Secondary 365 Contracts Order", respectively).

                     (C) The Bidding Procedures Motion, the Primary Sale Motion and the Primary 365 Contracts Motion may be brought in a single motion. The Primary Sale Order and the Primary 365 Contracts Order may be consolidated in a single order. To the extent such relief is sought, the Secondary Sale Motion and the Secondary 365 Contracts Motion may be brought in a single motion and the Secondary Sale Order and the Secondary 365 Contracts Order may be consolidated in a single order.

                 The Sellers shall use their commercially reasonable efforts to cause the Bankruptcy Court to enter the Orders containing, among other provisions reasonably requested by Parent, the following provisions (it being understood that certain of such provisions must constitute findings of fact or conclusions of Law to be made by the Bankruptcy Court as part of the Orders):

               1) the transfers of the Purchased Assets and the assignment of the Assigned Contracts by the Sellers to the Buyer or its Designees in accordance with this Agreement (i) are or will be legal, valid and effective transfers of such Purchased Assets and assignment of such Assigned Contracts, as the case may be, (ii) vest or will vest the Buyer or its Designees with all right, title and interest of the Sellers in and to the Purchased Assets pursuant to Section 363(f) of the Bankruptcy Code free and clear of any and all Liens (other than Liens created by Parent or the Buyer) and Claims whatsoever, whether known or unknown, fixed, liquidated, contingent or otherwise, including, but not limited to, any Claims held by any of the Sellers' or their Affiliates' creditors, vendors, suppliers, employees or lessors, and any other person (collectively, the "Claimants"), and that none of Parent, the Buyer nor their Affiliates (including any Designee) shall be liable in any way (as assignee, successor entity or otherwise) for any Claims that any of the Claimants or any other third party may have against the Sellers, their Affiliates (including any Designee), or the business of the Sellers or their Affiliates (including any Designee), or under any such Contract, other than Claims on the account Assumed Liabilities and a portion of the Agreed Operating Lease Cure Amounts to the extent provided in Section 2.4 of this Agreement, and (iii) constitute transfers for reasonably equivalent value and fair consideration;

               2) all amounts to be paid by any Seller to Parent or the Buyer or to be borne by any Seller pursuant to this Agreement shall constitute administrative expenses under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, and shall be immediately payable if and when any Seller's obligation to pay or bear such amount may arise under this Agreement without any further order of the Bankruptcy Court;

               3) the Bankruptcy Court retains exclusive jurisdiction to interpret, construe and enforce the provisions of, and to resolve any and all disputes that may arise under or in connection with the assumption and assignment of any Assigned Contract or under this Agreement, the Transition Services Agreement, the Escrow Agreement, and the Orders, in all respects, and further to hear and determine any and all disputes among the Sellers, the Sellers' Affiliates, Parent, the Buyer and/or the Buyer's Affiliates (including any Designee), as the case may be, and any non-Sellers party thereto that may arise under or in connection with (a) the assumption and assignment of any Assigned Contract or (b) Excluded Liabilities;

               4) the provisions of the Orders are nonseverable and mutually dependent;

               5) the transactions contemplated by this Agreement, the Transition Services Agreement, the Escrow Agreement and the Orders are undertaken by the Sellers, Parent and the Buyer at arm's length, without collusion and in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and such parties are entitled to the protections of
     Section 363(m) of the Bankruptcy Code;

               6) a determination that approval of this Agreement, the Transition Services Agreement, the Escrow Agreement and the Order, and consummation of the transactions contemplated hereby and thereby, are in the best interests of the Sellers, their creditors and estates;

               7) a determination that the terms and conditions of this Agreement, the Transition Services Agreement and the Escrow Agreement and the transactions contemplated thereby, including without limitation, the transfer of the relevant Purchased Assets free and clear of any and all Liens and Claims, are fair and reasonable;

               8) the Sellers may, and may cause their Affiliates to, assign and transfer to the Buyer or its Designees all of the Sellers' and their Affiliates' right, title and interest (including common law rights) to all of their intangible property included in the Purchased Assets and Assigned Contracts, subject to their obtaining actual or deemed third party consents to the extent required by applicable law;

               9) provides that the sale of the Purchased Assets and the assumption and assignment of the Assigned Contracts is being undertaken by the Sellers in furtherance of effectuating a plan of reorganization, to the extent permitted by Section 1146(c) of the Bankruptcy Code, shall be exempt from transfer, stamp and certain other taxes,;

               10) provides that any stay of orders authorizing the use, sale or lease of property, or the assignment of an executory contract or unexpired lease as provided for in Bankruptcy Rules 6004(g) or 6006(d) shall not apply to the Orders and that the Orders are immediately effective and enforceable;

               11) provides that none of the Buyer or its Affiliates (including any Designee) shall be liable, either directly or indirectly, as successor, transferee or otherwise, for any liabilities of any Seller or any of its Affiliates (whether under federal or State law or otherwise) as a result of the sale of the Purchased Assets or the assumption and assignment of the Assigned Contracts, in each case to the fullest extent permitted by Section 1146(c) of the Bankruptcy Code and other applicable Law;

               12) provides that none of the Buyer or its Affiliates (including any Designee) shall assume liabilities of any Seller or its Affiliates other than the Assumed Liabilities and a portion of the Agreed Operating Lease Cure Amounts to the extent provided in Section
     2.4 of this Agreement;

               13) provides that neither the Buyer nor its Affiliates (including any Designee) shall be liable, either directly or indirectly, as a successor, transferee or otherwise, for any Tax liability under Rev. Tax. Codess.ss.6811 and 6812 of the California Code or any similar state or local statute;

               14) approves the Sellers' assumption and assignment to the Buyer or its Designees of the Assigned Contracts pursuant to Sections 363 and 365 of the Bankruptcy Code;

               15) determines that adequate assurance of future performance has been demonstrated by or on behalf of the Buyer with respect to the Assigned Contracts;

               16) holds that any party that may have had the right to consent to the assumption or assignment of the Assigned Contracts is deemed to have consented to such assumption and assignment as required by Section 365(c) of the Bankruptcy Code if it fails to object to such assumption or assignment;

               17) determines or provides for the determination of amounts necessary to "cure" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) all "defaults" (within the meaning of Section 365(b) of the Bankruptcy Code) under the Assigned Contracts and orders the Sellers to pay the related Actual Cure Amounts;

               18) provides that there shall be no rent accelerations, assignment fees, increases or any other fees charged to the Buyer or its Affiliates (including any Designee) as a result of the Sellers' assumption or assignment to the Buyer or its Designees of the Assigned Contracts, and that the validity of such assumption or assignment shall not be affected by any dispute between the Sellers or any of their Affiliates and any counterparty to any Assigned Contract; and

               19) provides that the Assigned Contracts, upon assignment to the Buyer or its Designees, shall still be deemed valid and binding, in full force and effect in accordance with their terms.

            (b) The Primary Sale Motion and the Secondary Sale Motion shall request authorization pursuant to Section 363(f) of the Bankruptcy Code to transfer to the Buyer or its Designees the equipment (and not the underlying leases) subject to the Primary Scheduled Financing Leases and Secondary Scheduled Financing Leases, respectively, free and clear of all Liens and Claims. The Primary Sale Motion and the Secondary Sale Motion shall also request, in the alternative, authorization pursuant to Section 365 of the Bankruptcy Code to assume and assign the Primary Scheduled Financing Leases and the Secondary Scheduled Financing Leases, respectively, if it is determined that any Primary Scheduled Financing Lease or Secondary Scheduled Financing Lease constitutes a Non-Conforming Lease. In that event, the Sellers shall use commercially reasonable efforts to cause the Bankruptcy Court to enter such an order which contains, among other provisions reasonably requested by Parent, provisions consistent with those set forth in
Section 6.1(a)(ii). For the avoidance of doubt, the provisions of this
Section 6.1(b) shall survive the Closing.

            (c) If any Order or any other order of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing, reargument or stay shall be filed with respect thereto), the Sellers agree to, and to cause their Affiliates to, take all commercially reasonable steps, and use commercially reasonable efforts, to defend against such appeal, petition or motion, and Parent and the Buyer agree to cooperate in such efforts. Each of the parties hereto hereby agrees to use commercially reasonable efforts to obtain an expedited resolution of such appeal; provided, however, that nothing herein shall preclude the parties hereto from consummating the transactions contemplated hereby if any Order shall have been entered and have not been stayed and Parent, in its reasonable judgment, has waived in writing the requirement that such Order be a Final Order, in which event the Buyer and its Designees shall be able to assert the benefits of Section 363(m) of the Bankruptcy Code and, as a consequence of which, such appeal shall become moot.

            Section 6.2. Consultation; Notification; No Conflict. The Sellers shall, and shall cause their Affiliates to, (a) consult with Parent, prior to their submission to the Bankruptcy Court, on the form and substance of the Bidding Procedures Order, the Orders, the Motions and all court submissions by any of the Sellers relating to this Agreement, and (b) promptly deliver to Parent copies of any and all pleadings, motions, notices, statements, schedules, applications, reports, proposed orders and other documents filed by the Sellers or related to the Bankruptcy Cases, including, but not limited to, any objections to this Agreement, any of the pleadings filed with the Bankruptcy Court in connection with this Agreement, or the transfer, assumption or assignment of any Purchased Assets. The Sellers further covenant and agree that, to the extent this Agreement and the transactions contemplated hereby are approved by the Bankruptcy Court, the terms of any plan of reorganization or liquidation submitted by the Sellers or their Affiliates to the Bankruptcy Court for confirmation shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of Parent, the Buyer or their Affiliates hereunder, or in any way prevent or interfere with the consummation or performance of the transactions contemplated hereby, including, without limitation, any transaction that is contemplated by or approved pursuant to the Bidding Procedures Order or any Order.

            Section 6.3. Bidding Procedures. The Sellers acknowledge that this Agreement is the culmination of an extensive process undertaken by the Sellers to identify and negotiate a transaction with a bidder prepared to pay the highest or otherwise best purchase price for the Purchased Assets while assuming or otherwise satisfying certain liabilities in order to maximize the value for the Sellers and their estates. Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to this Agreement concerning the sale of the Purchased Assets of the Sellers to the Buyer (the "Sale"). The Sale is subject to competitive bidding only as set forth herein and approval by the Bankruptcy Court at the Primary Sale Hearing of the Primary Sale Order. There shall be no competitive bidding in connection with the Secondary Sale Hearing. The following overbid provisions and related bid protections are designed to compensate Parent and the Buyer for their efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Purchased Assets for the benefit of the Sellers' and their Subsidiaries' creditors and stakeholders.

            (a) Bid Deadline. All Bids must be submitted to Exodus, 2831 Mission College Boulevard, Santa Clara, California 95054 Attention: Bill Austin, Chief Financial Officer, with copies to (i) Exodus's counsel, Skadden, Arps, Slate, Meagher & Flom LLP, at (A) Four Times Square, New York New York 10036 Attention: J. Gregory Milmoe and (B) 525 University Avenue, Palo Alto, CA 94301 Attention: Marc R. Packer, (ii) Lazard Freres & Co. LLC,
Attention: Terry Savage and (iii) counsel to the Official Unsecured Creditors' Committee appointed in the Bankruptcy Cases (the "Committee"), Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Richard D. Feintuch and Seth Gardner, so as to be received not later than 11:00 A.M. (EST), on the date which is five (5) Business Days prior to the date scheduled by the Bankruptcy Court for the Primary Sale Hearing (the "Bid Deadline"). Exodus will immediately distribute by facsimile transmission, personal delivery or reliable overnight courier service in accordance with Section 10.12, a copy of each Bid to Parent c/o Company Secretary, Parent's counsel c/o James L. Bromley, Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006 (fax: 212-225-3999) and counsel to the lead arranger under the Sellers' DIP Financing. For purposes of this Agreement, "Bid" shall mean a letter from one or more Persons who Exodus's Board of Directors, in the good faith exercise of its fiduciary duty and after consultation with its advisers, has determined is financially able to consummate the purchase, either jointly or separately, of the Purchased Assets (a "Qualified Bidder") stating that (A) such Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of this Agreement, together with all Exhibits and Schedules hereto (the "Definitive Sale Documentation"), marked to show those amendments and modifications to the Definitive Sale Documentation, including, but not limited to, the price and time of closing, that such Qualified Bidder proposes, (B) such Qualified Bidder is prepared to enter into and consummate the transaction within not more than fifteen (15) days after the entry of an order by the Bankruptcy Court approving any Alternative Transaction, subject to receipt of any governmental or regulatory approvals (which must be obtained within sixty (60) days after entry of such order), and (C) such Qualified Bidder's offer is irrevocable until the closing of its purchase of the Purchased Assets. For purposes of determining the existence of a Bid, a Bid may be in the form of a joint bid from more than one Person.

            (b) Qualified Bid. Only Qualified Bids will qualify for consideration at the Auction (as defined below). For purposes of this Agreement, a "Qualified Bid" is a Bid that:

                 (i) complies in all respects with Section 6.3(a);

                 (ii) has a cash component of at least an amount sufficient to satisfy 100% of the Break-Up Fee;

                 (iii) is a proposal that Exodus determines in the good faith opinion of the Board of Directors of Exodus after consultation with the independent financial advisors of Exodus and the Committee has a value, taking into account the burdens and conditions associated with such proposal, greater than or equal to the sum of (x) the value, as reasonably determined by the independent financial advisors of Exodus, of the Buyer's offer plus (y) the amount of the Break-Up Fee plus (z) in the case of the initial Qualified Bid, $10,000,000, and in the case of any subsequent Qualified Bids, $1,000,000 over the preceding Qualified Bid;

                 (iv) is accompanied by satisfactory evidence of committed financing or other ability to perform;

                 (v) is accompanied by a deposit (by means of a certified bank check from a U.S. bank or by wire transfer) equal to or greater than $1,000,000; and

                 (vi) includes a commitment to consummate the purchase of the Purchased Assets (including the receipt of any required governmental or regulatory approvals) within not more than 15 days after entry of an order by the Bankruptcy Court approving such purchase, subject to the receipt of any governmental or regulatory approvals which must be obtained within 60 days after entry of such order.

If the Sellers do not receive any Qualified Bids other than this Agreement, the Sellers will report the same to the Bankruptcy Court and will proceed with the Sale pursuant to the terms of this Agreement. For purposes of the Auction, Parent and the Buyer shall constitute Qualified Bidders, and this Agreement, including any amendments thereto, shall constitute a Qualified Bid, for all purposes.

            (c) Auction, Bidding Increments, and Bids Remaining Open.

                 (i) If the Sellers receives at least one Qualified Bid in addition to this Agreement, the Sellers will conduct an auction (the "Auction") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, on the date that is three
     (3) Business Day prior to the date scheduled by the Bankruptcy Court for the Primary Sale Hearing, beginning at 11:00 A.M. (EST) or such later time or other place as Exodus shall notify all Qualified Bidders who have submitted Qualified Bids. Only Exodus, Parent, the Buyer, any representative of the Committee and any representative of General Electric Capital Corporation, as lead arranger under the DIP Financing (and the legal and financial advisers to each of the foregoing), and any Qualified Bidder who has timely submitted a Qualified Bid shall be entitled to attend the Auction, and only Parent, the Buyer and Qualified Bidders will be entitled to make any subsequent Qualified Bids at the Auction. At the Auction, bidding shall begin initially with the highest or otherwise best Qualified Bid. Bidding at the Auction be in increments of $1,000,000 and will continue until such time as the highest or otherwise best Qualified Bid is determined. Immediately upon selection of the highest or otherwise best Qualified Bid, such Qualified Bidder shall pay (by means of a certified bank check from a U.S. bank or by wire transfer) pay an additional deposit equal to (A) 100% of the Break-Up Fee minus (B) the amount of such Qualified Bidder's initial deposit under Section 6.3(b)(v) hereto, to be held in escrow by the Escrow Agent until the earlier of the Closing Date or the termination of the Qualified Bid. Exodus may announce at the Auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent overbids) for conducting the Auction so long as such rules are not inconsistent with these Bidding Procedures.

                 (ii) At least one Business Day prior to the Auction, Exodus will give Parent, the Buyer, counsel to the Committee, counsel to General Electric Capital Corporation and all other Qualified Bidders a copy of the highest or otherwise best Qualified Bid and copies of all other Qualified Bids. In addition, Exodus will inform Parent and each other Qualified Bidder who has expressed its intent to participate in the Auction of the identity of all Qualified Bidders that may participate in the Auction.

            Section 6.4. Expense Reimbursement and Break-Up Fee. (a) Exodus hereby agrees, in the event that any Seller (i) accepts a Bid, other than that of the Buyer, as the highest or otherwise best offer (an "Auction Transaction") or (ii) sells, transfers, leases or otherwise disposes, directly or indirectly, including through an asset sale, stock sale, merger, reorganization or other similar transaction (by the Sellers or their Affiliates or otherwise), all or a substantial portion of the Purchased Assets (or agrees to do any of the foregoing) in a transaction or series of transactions to a party or parties other than the Buyer or its Designees within six (6) months from the date hereof (any of clause (i) or (ii) being, an "Alternative Transaction"), to pay to Parent a break-up fee (the "Break-Up Fee") in the amount of $16,800,000 which reimburses Parent and the Buyer for their expenses incurred in connection with the transactions contemplated by this Agreement and compensates Parent and the Buyer for the time and expense dedicated to this transaction and the value added by Parent and the Buyer in
(A) establishing a bid standard or minimum for other bidders, (B) placing the Sellers' estate property in a sales configuration mode attracting other bidders to the Auction and (C) for serving, by its name and its expressed interest, as a catalyst for other potential or actual bidders. The Break-Up Fee shall constitute an administrative priority claim against the Sellers' estates under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid immediately, without further order of the Bankruptcy Court, upon the entry by the Bankruptcy Court of an order approving an Alternative Transaction.

            (b) Exodus hereby agrees, in the event that (i) the Sellers withdraw or determine not to prosecute the Sale Motion, or (ii) a plan of reorganization or liquidation is filed by any of the Sellers or the Committee with the Bankruptcy Court which, if approved by the Bankruptcy Court, would be inconsistent with the transfer and assignment of the Purchased Assets to the Buyer or its Designees as contemplated by this Agreement, to pay to Parent an amount equal to the actual out-of-pocket costs and expenses (including, without limitation, expenses of counsel, expenses of financial advisors and expenses of other consultants and the HSR Act filing fee) incurred by Parent and the Buyer in connection with this Agreement and the transactions contemplated hereby, but in no event more than $5,000,000 (the "Expense Reimbursement"); provided, however, that in no event shall the Expense Reimbursement be payable to Parent (x) if Parent or the Buyer terminate this Agreement (other than in the event of an Auction Transaction) for any reason other than the willful breach by Exodus of any representation, warranty, covenant or agreement set forth in this Agreement, or (y) if this Agreement is terminated by Exodus pursuant to Sections 8.1(c) or (k). The Expense Reimbursement shall constitute an administrative priority claim against Sellers' estates under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid immediately, without further order of the Bankruptcy Court, upon occurrence of the earlier of either of the events referred to in clause (i) or upon entry by the Bankruptcy Court of an order approving the plan referred to in clause (ii) of this Section 6.4(b).

            Section 6.5. Other Assets and Agreements. Upon the discovery by any Seller or any of its Affiliates of any item included within the definition of Purchased Assets but not transferred, conveyed or assigned to the Buyer or any Designee, such Seller shall, and shall cause its Affiliates to, (a) deliver written notice to Parent of the existence and non-transfer, non-conveyance or non-assumption of such item and provide Parent with all the information about and with access to such item as Parent may reasonably request, and (b) if requested by Parent, shall use commercially reasonable efforts to transfer, convey or assign to the Buyer or its Designee (as specified by Parent) such item in the manner and on the terms and conditions as if it were a Purchased Asset under this Agreement, subject to applicable Law and the terms of this Agreement. For the avoidance of doubt, the provisions of this Section 6.5 shall survive the Closing.

            Section 6.6. Additional Matters and Further Assurances. (a) To the extent that, under applicable Law, any Assigned Contract (or any Seller's rights thereunder) may not be assigned to the Buyer or its Designee or transferred without the consent of a third party and such consent has not been obtained, this Agreement shall not constitute an agreement to assign or transfer such Assigned Contract if an attempted assignment or transfer would constitute a breach thereof or be unlawful, and the Sellers shall:

                 (i) use their commercially reasonable efforts to procure such consent and an assignment or a novation of such Assigned Contract;

                 (ii) if they are unable to procure such consent and assignment or novation of such Assigned Contract, use their commercially reasonable efforts to establish a reasonable arrangement designed to provide the benefits and burdens of such Assigned Contract to the Buyer or its Designee, including by sublicense, sublease, subcontract, escrow or similar arrangement at no additional charge or obligation to the Buyer or any of its Affiliates (including any Designee); and

                 (iii) remit any rents, revenues, security deposits or any other dollar amounts, notices or documents received by any Seller or its Subsidiaries in connection with such Assigned Contract to the Buyer or its Designee within five (5) Business Days of its receipt thereof, provided that the Buyer or Designee to whom such Contract was to be assigned shall be responsible all obligations arising under such Assigned Contract after the Closing Date.

                 (b) For the avoidance of doubt, the provisions of this
     Section 6.6 shall survive the Closing.

            Section 6.7. Access and Information. (a) The Sellers shall permit, and shall cause the other Exodus Subsidiaries to permit, Parent, the Buyer and their representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to the properties, officers and employees of Exodus and the Exodus Subsidiaries (and the Sellers shall use their commercially reasonable efforts to cause the Sellers' outside independent accountants to be available to Parent and the Buyer on the same basis), and shall furnish, or cause to be furnished, to Parent and the Buyer any financial and operating data, tax information, books and records, contracts and documents and other information that is available with respect to Exodus, the Exodus Subsidiaries and the Purchased Assets as Parent and the Buyer shall from time to time reasonably request (including any work papers of the Sellers' accountants); provided, that the foregoing shall not require the Sellers to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any trade secrets of third parties or violate the Sellers' or the SPEs' obligations with respect to confidentiality.

            (b) Exodus shall provide Parent with copies of (i) all reports, appraisals, statements and other documents and information provided to the lenders or any agent therefor under the DIP Financing (including any reports on working capital) on the same date such materials are delivered to such Persons and (ii) copies of any filing, statement, document or other information or material Exodus or any of its Subsidiaries files with, submits, presents to, or otherwise makes available to the Bankruptcy Court, the Office of the United States Trustee or any official committee appointed in the Bankruptcy Cases on the same date such filing, statement, document or other information or material is so made, presented or submitted.

            (c) Exodus shall provide Parent with bi-weekly reports regarding
(i) customer churn by data center, (ii) cashflow, (iii) new bookings, (iv) credit issuance and (v) employee turnover. Exodus shall promptly, and in no event more than five (5) Business Days following the occurrence thereof, notify Parent of any Material Adverse Effect with respect to the Purchased Assets, which notice shall include a detailed description of such Material Adverse Effect.

            (d) The Sellers shall use their commercially reasonable efforts to help Parent and the Buyer identify, with respect to each Scheduled Financing Lease and each Scheduled Operating Lease, the locations of all equipment subject thereto and, to the extent applicable, the customers associated with each such piece of equipment.

            (e) All information provided or obtained pursuant to clauses (a) and (b) above shall be held by the Buyer in accordance with and subject to the terms of the Confidentiality Agreement, dated September 21, 2001 (the "Confidentiality Agreement"), between Parent and Exodus, all of the terms of which (other than the fifth and sixth paragraphs thereof) shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or the termination hereof.

            Section 6.8. Registrations, Filings and Consents. (a) After the date hereof each of the parties hereto shall (i) promptly file documentary materials required by Section 3.12 and Section 4.4 hereto and promptly file any additional information requested as soon as practicable after receipt of request therefor; (ii) furnish the other parties with copies of all documents (except documents or portions thereof for which confidential treatment has been requested) and correspondence (A) prepared by or on behalf of it for submission to any Governmental Entity and (B) received by or on behalf of it or its counsel from any Governmental Entity, in each case in connection with the transactions contemplated by this Agreement; and (iii) use its commercially reasonable efforts to consult with and keep the other parties informed as to the status of such matters. Parent, the Buyer and the Sellers shall, and the Sellers shall cause the SPEs to, use their respective commercially reasonable efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. The Sellers, Parent and the Buyer will cooperate and use their respective commercially reasonable efforts to obtain, as promptly as practicable all consents, approvals, waivers and authorizations required by Section 7.3(f) and under the items set forth on Schedule 7.3(g) hereto. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall require or be construed to require Parent, the Buyer, their Designees or any Subsidiaries thereof, in order to obtain the consent of, or successful termination of any review by, any Governmental Entity regarding the transactions contemplated hereby, to (A) sell or hold separate, or agree to sell or hold separate, before or after the Closing, any of the Purchased Assets or any assets or businesses (or any interests in any assets or businesses), of Parent, the Buyer, their Designees, the SPEs or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by Parent, the Buyer, any Designee, any Seller or any SPE, of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Parent, the Buyer, any Designee, or any SPE of the Purchased Assets or any other assets or businesses, or (B) enter into any agreement or be bound by any obligation that, in Parent's good faith judgment, may have an adverse effect on the benefits to Parent or the Buyer of the transactions contemplated in this Agreement.

            (b) The Sellers, Parent and the Buyer shall take all actions necessary to file as soon as practicable (and in any event within fifteen
(15) Business Days after the date hereof) all notifications, filings and other documents required under the HSR Act, and to respond as promptly as practicable to any inquiries or requests received from the FTC, the Antitrust Division of the Department of Justice or any other Governmental Entity, including for additional information or documentation. Subject to Section 6.8(a), Parent and the Buyer agree to take promptly all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust or competition law that may be asserted by any Governmental Entity so as to enable the parties to expeditiously close the transactions contemplated by this Agreement; provided, that Parent and the Buyer shall not be obligated to prosecute or defend any litigation against any Governmental Entity in order to obtain approval of, or avoid or eliminate an impediment to, the consummation of the transactions contemplated by this Agreement.

            Section 6.9. Conduct of Business. Except (A) as expressly contemplated by this Agreement, the Related Documents or the transactions contemplated herein or therein, (B) as set forth in Schedule 6.9 hereto or
(C) with the prior written consent of a representative of Parent designated by Parent (which consent shall not be unreasonably withheld), the Sellers agree that, between the date of this Agreement and the Closing Date:

            (a) the Sellers shall and shall cause each of their Subsidiaries to (x) operate the Business, including the SPEs and Acquired Sites, only in the ordinary course consistent with past practice and, if applicable, the commencement and pendency of the Bankruptcy Cases, (y) use their commercially reasonable efforts to preserve intact their current business organizations related to the Business and (z) use their commercially reasonable efforts to maintain their tangible assets in proper working order; and

            (b) the Sellers shall not, and shall not permit any of their Subsidiaries to:

                 (i) sell, lease, transfer, grant a participation or security interest (except those arising automatically upon purchase of equipment under existing Financing Leases) in, mortgage, pledge, assign, or otherwise encumber or subject to a Lien involving more than $100,000 individually or $500,000 in the aggregate (x) any of the Purchased Assets, (y) any assets of any SPE, tangible or intangible, or (z) any other material assets, tangible or intangible, if doing so would reasonably be expected to adversely impact the assets described in clause (i)(x) or (i)(y);

                 (ii) enter into, amend, modify, cancel or waive any rights under any Assigned Contract or other Contract related to the Business or any of the Purchased Assets involving more than $500,000 individually or Contracts involving $1,000,000 in the aggregate, other than in the ordinary course of business consistent with past practices;

                 (iii) reject, modify or terminate any Contract reasonably required to provide services in accordance with Section 6.17;

                 (iv) change their credit approval or underwriting practices and policies (including with respect to non-accrual classification, collection efforts, provision of credit losses, reserves, write-downs and charge-offs or income recognition);

                 (v) fail to preserve Purchased Assets or deploy maintenance capital in the ordinary course;

                 (vi) grant any license or sublicense of any rights under or with respect to any Acquired Intellectual Property other than in the ordinary course consistent with past practice;

                 (vii) issue, sell, or otherwise dispose of any membership or partnership interests, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any membership or partnership interests of any SPE;

                 (viii) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of its capital stock or effect any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or, in the case of the SPEs, repay any intercompany indebtedness owed to Exodus or any of its other Subsidiaries or otherwise transfer cash to Exodus or any of its other Subsidiaries except (A) in payment of services rendered or reimbursement of expenses incurred for the SPEs in the ordinary course of business consistent with past practice and (B) the SPEs may prior to Closing make dividends or other distributions to Exodus of the amount of any unrestricted cash balances held by the SPEs that are not necessary for the SPEs to satisfy their obligations in the ordinary course consistent with past practice;

                 (ix) except as required by GAAP, the rules and regulations promulgated by the SEC or applicable Laws, make any change in its accounting methods, principles or practices;

                 (x) establish or increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase, employment, severance or other employee benefit plan, program, arrangement or agreement, or otherwise increase the compensation payable to, or to become payable to, any Business Employee except (A) as required by terms of existing Contracts and (B) extensions or replacements of directors' and officers' liability insurance;

                 (xi) sell, lease, transfer, grant a participation or security interest in, mortgage, pledge, or otherwise encumber or subject to a Lien any of the Purchased Assets, other than non-exclusive licenses of Intellectual Property granted in a manner and on terms consistent with past practice;

                 (xii) enter into, amend or modify in any meaningful respect, cancel or waive any meaningful rights under any Scheduled Financing Lease, any Scheduled Operating Lease or any Scheduled Contract other than in the ordinary course of business consistent with past practice;

                 (xiii) fail to manage inventory used in the Business in the ordinary course consistent with past practice; or

                 (xiv) grant, promise or otherwise agree to extend to any customer or prospective customer of the Business any credit for products or services to be provided after the date of this Agreement except as required under a binding Contract existing on the date hereof, except for credits granted in the ordinary course consistent with past practice and limited to services provided in the calendar quarter in which such credit was granted.

                 (c) The Sellers shall cause the SPEs not to engage in any activity other than as specifically required under the Securitization Documents.

                 (d) The Sellers shall not proceed with any of the transactions described on Schedule 6.9(d).

            Section 6.10. Retention of Books and Records. Parent and the Buyer shall cause the SPEs to retain, until the applicable Tax statutes of limitation (including periods of waiver) have expired, all books, records and other documents pertaining to the SPEs in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by Exodus or its agents at Exodus's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. Exodus shall, and shall cause its agents to, hold all such information in strict confidence. After the expiration of such period, no such books and records shall be destroyed by Parent and the Buyer without first advising Exodus in writing detailing the contents thereof and giving Exodus at least 120 days to obtain possession thereof.

            Section 6.11. Delivery of Corporate Minutes and Bank Signature Cards. At the Closing, the Sellers shall deliver to the Buyer the minutes and other partnership or limited liability company record books of the SPEs, and promptly following the Closing shall deliver signature cards from all banks or financial institutions with which the SPEs have any account designating signatures approved by the Buyer.

            Section 6.12. Further Assurances. (a) At any time after the Closing Date, the Sellers shall, and the Buyer shall cause the SPEs to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Parent, the Buyer or Exodus, as the case may be, and necessary for Parent, the Buyer or Exodus, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

            (b) The Sellers shall use commercially reasonable efforts to, in an orderly manner and without disruption of service to any affected customer, promptly transition customers from the Non-Acquired Sites to the Acquired Sites. The Sellers shall consult with Parent as to the methods and progress of such customer transition.

            (c) The Sellers shall, prior to the Closing, cause each of the licenses or other agreements listed in clauses (a), (b), (e), (f), (h) and
(i) of item 25 of Section 3.15(y) of the Sellers' Disclosure Letter to be terminated. The Cash Consideration shall be reduced by an amount equal to $2,500,000 for each such license or agreement that has not been terminated on or before the Closing Date. In addition, each Seller (i) shall use commercially reasonable efforts to cause the licenses or other agreements listed in clauses (c), (d) and (g) of such item 25 of Section 3.15(y) of the Sellers' Disclosure Letter to be terminated as soon as practicable and (ii) shall not take any action, or omit to take any commercially reasonable action, that would permit the direct or indirect assignment or other exploitation by the counterparties to such agreements of the intellectual property licensed to such counterparties under such agreements, including consenting to any assignment of any such license or agreement or transferring any interest in such agreement, whether by transfer of shares or other interests in such counterparty prior to the termination of the relevant license or agreement or otherwise.

            (d) For the avoidance of doubt, the provisions of this Section
6.12 shall survive the Closing.

            Section 6.13. Non-Solicitation of Employees; Confidentiality of Information; Use of Intellectual Property.

            (a) The Sellers agree that, for a period of two years from the Closing Date, the Sellers shall not, directly or indirectly: (i) solicit, hire or recruit any Person known to the Sellers to be a Transferred Employee, provided, however, that the foregoing restriction shall not apply to any Transferred Employee whose employment with Parent or the Buyer is terminated by Parent or the Buyer or to general solicitations not targeted specifically at any Transferred Employees; or (ii) disclose or furnish to anyone any confidential information relating to the SPEs or the Purchased Assets (other than as required under applicable Law) or otherwise use such confidential information for their own benefit or the benefit or any other Person (other than as necessary for Exodus to operate and liquidate its remaining assets and other than as required or permitted under the Transition Services Agreement B/S and the Transition Services Agreement S/B ("Permitted Activities")).

            (b) From and after the Closing, none of the Sellers or any of their Retained Subsidiaries shall have any right, title or interest in or to any of the Exodus Intellectual Property included in the Purchased Assets, including, without limitation, any right to directly or indirectly use, license, sublicense, sell, lease, transfer, reproduce, distribute, display, modify, create derivative works of or otherwise exploit (collectively, "Use") any of the Exodus Intellectual Property, except as granted under the Transition Services Agreement B/S and except for Use permitted under the License Agreement. The Sellers shall not, and shall cause their Subsidiaries to not, take any action or permit any action to be taken that is inconsistent with the foregoing sentence, including, without limitation, Use or attempt to Use any of the Exodus Intellectual Property beyond the scope of the Transition Services Agreement B/S and the License Agreement. If any Exodus Intellectual Property is comprised within any Excluded Asset, prior to the Closing the Sellers shall, and shall cause their Subsidiaries to cease Use of any Exodus Intellectual Property, except as may otherwise be contemplated by or required in connection with the Transition Services S/B, the Transition Services B/S and License Agreement.

            (c) The parties recognize that the performance of the obligations under this Section 6.13 by the Sellers are special, unique and extraordinary in character, and that in the event of the breach by any Seller of the terms and conditions of this Section 6.13 to be performed by the Sellers, each of Parent, the Buyer and the SPEs shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 6.13, to enforce the specific performance thereof by the Sellers and their Affiliates and/or to enjoin the Sellers and their respective Affiliates from actions in violation of this Section 6.13.

            Section 6.14. Closing. Subject to the last sentence of Section 6.8(a), the parties agree to use all commercially reasonable efforts to ensure the satisfaction or waiver of the conditions set forth in Article VII so as to enable the parties to effect the Closing on or prior to the date set forth in Section 8.1(b).

            Section 6.15. Employment. Prior to the Closing Date (to be effective on the Closing Date), Parent or the Buyer will offer regular full-time or part-time employment, as applicable, to such full-time employees and part-time employees, respectively, of the Sellers as Parent shall hereafter designate to the Sellers (collectively, the "Business Employees"). Employees who accept offers of employment made by Parent or the Buyer pursuant to this Section 6.15 shall be referred to herein as the "Transferred Employees", provided, however, that any Business Employee who is not actively at work on the Closing Date on account of sickness, vacation or short-term disability shall be deemed a "Transferred Employee" upon his or her return to active employment with Parent, the Buyer, a Designee or any of the Acquired Companies after the Closing Date. Nothing in Section 6.15 shall be deemed to require, however, that the employment of any Transferred Employee be continued for any specific period of time after the Closing Date. The Sellers shall be responsible for and shall indemnify, defend and hold harmless Parent, the Buyer and their Affiliates from any liabilities relating to any current or former employee of the Sellers or any SPE who is not a Transferred Employee (including, without limitation, any liabilities arising under any Benefit Plan or other compensation program, arrangement or agreement of the Sellers or any SPE). The Sellers shall make their employees available to Parent and the Buyer, at reasonable times and in a manner intended not to disrupt ongoing operations, for the purpose of making employment offers to such employees.

            Section 6.16. Benefit Plans.

            (a) Subject to Section 6.15, Parent or the Buyer shall offer the Transferred Employees employee benefit plans, compensation and payroll arrangements, and other arrangements providing benefits which are substantially similar, in the aggregate, as the benefits provided by Parent or the Buyer to similarly situated employees of Parent or the Buyer, as applicable, as such plans or arrangements may be amended or modified from time to time.

            (b) To the extent that any employee benefit plan or arrangement is made available following the Closing Date except for any vacation plan or arrangement, (i) the Buyer shall, or shall cause the Acquired Companies to, grant all such Transferred Employees after the Closing Date credit for all service with the Sellers prior to the Closing Date for all purposes, except for benefit accrual purposes, for which such service was recognized by the Sellers, provided that there shall be no duplication of benefits; and (ii) with respect to any "Employee Benefit Welfare Plan" (as that term is defined in Section 3(l) of ERISA), the Buyer shall, to the extent permitted under any applicable insurance policy, (x) waive any exclusions for pre-existing conditions that would result in a lack of coverage for any condition for which the applicable Transferred Employee would have been entitled to coverage under the corresponding Benefit Plan in which such Transferred Employee was a participant immediately prior to his or her commencement of participation in the Buyer's corresponding benefit plans; and (y) waive any waiting period or medical examination requirement applicable to any Transferred Employee under any such Buyer benefit plan that such participant was not subject to under such corresponding plan.

            (c) Notwithstanding the foregoing, the Sellers shall retain liability under any Employee Benefit Welfare Plan for claims incurred by a Transferred Employee on or prior to the Closing Date, including, but not limited to, (i) disability or workers' compensation claims which commence on or prior to the Closing Date and extend beyond the Closing Date and (ii) claims of Transferred Employees not actively at work with the Buyer or the SPEs as of the Closing Date regarding ongoing medical conditions first arising on or before Closing for which treatment will continue after Closing. For purposes of this Section 6.16, a claim is "incurred" on the date the first event giving rise thereto occurs. The Sellers shall retain liability and be responsible for, and indemnify, defend and hold harmless Parent, the Buyer and their Affiliates from any and all liabilities in respect of all employees of the Business attributable to the period prior to, and including, the Closing Date, including, without limitation, any accrued and unpaid bonuses (including any bonuses that become payable upon consummation of the transactions contemplated by this Agreement ) with respect to the Transferred Employees; provided that, except as otherwise provided below, with respect to any accrued and unpaid vacation of any Transferred Employee attributable to the period prior to, and including, the Closing Date (the "Accrued Vacation Benefit"), Parent or the Buyer shall pay to such Transferred Employee his or her Accrued Vacation Benefit in cash within ten (10) Business Days of the Closing Date in full and complete satisfaction of the Sellers' obligations in respect of such Transferred Employee's Accrued Vacation Benefit; provided, however, that, in no event will the Buyer be responsible to pay more than $20 million in the aggregate for the aggregate Accrued Vacation Benefits of all Transferred Employees (the "Aggregate Vacation Benefit") and in the event the Aggregate Vacation Benefit exceeds $20 million, the Buyer shall pay to each Transferred Employee an amount equal to the product of (A) $20 million and
(B) a fraction, the numerator of which is such Transferred Employees' Accrued Vacation Benefit and the denominator of which is the Aggregate Vacation Benefit (the amount so paid to such Transferred Employee, the "Pro Rata Portion") in full and complete satisfaction of such Transferred Employee's Accrued Vacation Benefit; provided further that, the Sellers shall provide in
Schedule 6.16(c) hereto, which shall be delivered to Parent no later than the 10th day prior to the Closing Date, the amount of each Business Employee's Accrued Vacation Benefit as of the Closing Date, based on the applicable vacation plan or policy of the Sellers in effect on the date hereof. In the event the Aggregate Vacation Benefit exceeds $20 million, the Sellers shall pay in cash within ten (10) Business Days of the Closing Date to each Transferred Employee the difference between (A) such Transferred Employee's Accrued Vacation Benefit and (B) such Transferred Employee's Pro Rata Portion.

            (d) The Sellers shall be responsible for maintaining continuation health coverage under Section 4980B of the Code and Part 6 of Title I of ERISA for employees who are not Transferred Employees and for any Transferred Employees eligible for such coverage on the Closing Date, including, but not limited to, employees on a disability leave as of the Closing Date. The Sellers shall indemnify, defend and hold harmless Parent, the Buyer and their Affiliates (including any Designees) from any Claims arising from or relating to the recruitment, employment, potential employment or termination of employment of any Transferred Employee on or prior to the Closing Date (including, without limitation, any Claims arising under Section 4980B of the Code or any Benefit Plan or other compensation program, indemnification arrangement, or other arrangement or agreement of the Sellers).

            (e) The Sellers shall retain liability and be responsible for, and indemnify, defend and hold harmless Parent, the Buyer and their Affiliates from, (i) any sales commissions, guaranteed draws, incentive pay, bonuses and any other payments to Transferred Employees related to any sale programs, agreements or arrangements in effect on or prior to the Closing Date and (ii) any severance, termination or change in control agreements or arrangements entered into with the Transferred Employees on or prior to the Closing Date.

            (f) To the extent that any obligations might arise under WARN, or under similar provisions of any federal, state, regional, foreign or local law, rule or regulation (collectively, "WARN Obligations"), (i) Sellers shall be responsible for any WARN Obligations, including, without limitation as a result of the transactions contemplated herein arising as a result of any employment losses, in respect of any employee who (A) is not a Transferred Employee and (B) with respect to any such employment losses occurring on or prior to the Closing Date, the Transferred Employees; and (ii) Parent and the Buyer shall be responsible for any WARN Obligations in respect of the Transferred Employees arising as a result of any employment losses occurring after the Closing Date.

            Section 6.17. Transition Services; License . (a) Parent, the Buyer and the Sellers shall enter into a transition Services Agreement substantially in the form attached hereto as Exhibit A (the "Transition Services Agreement S/B"), pursuant to which Exodus and the Retained Subsidiaries shall provide transitional services, including the services described in Appendix A to Exhibit A, to Parent and the Buyer on an arm's length basis for 120 days following the Closing in order to facilitate an orderly separation from Exodus and transition to ownership by the Buyer of the Purchased Assets. The first $40,000,000 in charges, costs and expenses for transition services provided pursuant to the Transition Services Agreement S/B shall be deemed to have been paid by virtue of the payment of the Cash Consideration and the assumption by Parent and the Buyer of the Assumed Liabilities.

            (b) Parent and Exodus shall enter into a transition services agreement substantially in the form attached hereto as Exhibit B (the "Transition Services Agreement B/S"), pursuant to which Parent and the Buyer shall provide transitional services, including the services set forth on
Schedule 6.17(b), to Exodus and the Retained Subsidiaries on an arm's length basis for so long as necessary to facilitate the orderly disposition of the remaining businesses and assets of Exodus and the Retained Subsidiaries.

            (c) For the avoidance of doubt, to the extent Parent and the Buyer elect to have the Sellers assume and assign to Buyer or its Designee any customer Contract related primarily to a data center in the United States or to the provision of professional services for a client located in the United States, but pursuant to which goods or services are to be provided to such customer outside of the United States, the Buyer and Exodus shall use commercially reasonable efforts to enter into a subcontracting or similar arrangement pursuant to which goods or services to be provided outside of the United States under such Contract shall be provided by Exodus or one of the Retained Subsidiaries. To the extent a customer Contract retained by Exodus or any of its Subsidiaries relates primarily to a data center outside of the United States or to the provision of professional services for a client located outside of the United States, but pursuant to which goods or services are to provided to such customer outside of the United States, the Buyer and Exodus shall use commercially reasonable efforts to enter into a subcontracting or similar arrangement pursuant to which goods or services to be provided outside of the United States under such Contract shall be provided by Exodus or one of the Retained Subsidiaries.

            (d) Buyer and certain of the Excluded Subsidiaries shall enter into a License Agreement substantially in the form attached hereto as Exhibit C (the "License Agreement") pursuant to which the Buyer shall license certain Intellectual Property to the Sellers.

            (e) Effective as of the Closing Date, the Buyer or a Designee, as the case may be, covenants to Exodus and GlobalCenter, Inc.("GlobalCenter") not to bring any claim against Exodus or GlobalCenter in any legal or other proceeding based on any allegation of infringement or misappropriation of any Embedded Non-Acquired Sites Technology by Exodus or GlobalCenter arising after the Closing Date arising out of or related to Exodus' or GlobalCenter's ownership and/or operation of the Non-Acquired Sites, provided that Exodus and or GlobalCenter do not, at any time, except as permitted under the Transition Services Agreement S/B (which period of operation, for the avoidance of doubt, shall not exceed the term of such agreement), operate such Non-Acquired Sites as Internet data centers or other substantially similar businesses. The covenant set forth in the immediately preceding sentence shall extend to any purchaser or purchasers of the Non-Acquired Sites without any limitation on the operation of the Non-Acquired Sites, provided that such purchaser or purchasers do not otherwise infringe or misappropriate any of Buyer's Intellectual Property, including the Exodus Intellectual Property. Any assignment of the Embedded Non-Acquired Sites Technology by Buyer or a Designee, as of the case may be, shall be subject to the covenant set forth above.

            (f) Immediately following the Closing, Alpha and each of the Retained Subsidiaries shall cease use of any Source Code (as defined in the License Agreement) included in the Purchased Assets and promptly thereafter shall destroy or purge its systems and files of any such Source Code.

            Section 6.18. Conduct After Closing. The Sellers Agree that from and after the Closing Date through the last day of the period specified in
Section 6.19(a) (or such shorter period as Parent shall specify in writing pursuant to the Transition Services Agreement), the Sellers shall, and shall cause their respective Subsidiaries to, exercise commercially reasonable efforts to maintain their assets, executory contracts, unexpired leases and any Scheduled Financing Leases as to which no determination has been made as of the Closing Date regarding the status thereof as a Financing Lease in order to provide transition services in accordance with the terms of the Transition Services Agreement, including, without limitation, by (a) not rejecting any such executory contract or unexpired lease, (b) continuing to perform all post-petition obligations thereunder, and (c) not proposing or seeking confirmation of any plan of reorganization or liquidation that would be inconsistent with this Section 6.20 or the Transition Services Agreement S/B.

            Section 6.19. Use of Licensed Marks. (a) As of the Closing Date, the Buyer agrees to grant, and hereby does grant, to the Sellers and the Excluded Subsidiaries a personal, non-exclusive, non-transferable, non-sublicenseable and royalty-free license, for a term of 120 days commencing on the Closing Date, to use the Licensed Marks in the Licensed Territories solely for the limited purpose of winding down the use of each of the Licensed Marks in the conduct of the businesses of the Sellers in the Licensed Territories, solely in connection with business activities and products and services in existence, and in the manner conducted and used in such businesses, in each case as of the Closing Date or the limited purpose of identifying assets retained by the Sellers for the purpose of maximizing the proceeds therefor ("Transitional Use").

            (b) The Sellers acknowledge, agree and covenant that: (i) as of the Closing Date, the Licensed Marks and the goodwill associated therewith are the exclusive and valuable intellectual property of the Buyer, and none of the Sellers shall challenge the validity or enforceability of any Licensed Mark or the Buyer's ownership thereof in any form or manner in any jurisdiction; and (ii) none of the Sellers shall knowingly use the Licensed Marks in any manner likely to impair the validity or enforceability, diminish the value of the Licensed Marks to the Buyer, or otherwise dilute, tarnish, disparage or reflect adversely on the Buyer or the Licensed Marks, in each case in any jurisdiction (it being understood that the conduct of business by the Excluded Subsidiaries in a manner consistent with the manner in which such business was conducted prior to the Closing shall not constitute a breach of this Section 6.19).

            (c) Except as expressly provided in this Section 6.19, the Sellers are not granted any rights in any Licensed Mark, or any goodwill therein or related thereto. The Sellers hereby acknowledge, agree and covenant that (i) all goodwill arising out of the Sellers' use of the Licensed Marks shall inure exclusively to the Buyer, and (ii) all goodwill in the Licensed Marks that may be held by the Sellers notwithstanding the foregoing hereby is assigned to the Buyer without any further action by any party, and the Sellers shall cooperate with the Buyer to take any action reasonably necessary to effect such assignments, which shall be made without additional consideration.

            (d) The Sellers acknowledge that the Licensed Marks have established extremely valuable goodwill and reputation, and that it is of great importance to the Buyer that high standards and reputation of the Licensed Marks be maintained. Accordingly, in their operation of the Sellers' businesses in the Licensed Territories and in their use of the Licensed Marks as permitted hereunder, the Sellers shall at all times maintain high quality control standards that are substantially equivalent to or stricter than those standards used by the Sellers in connection with the Sellers' business in the Licensed Territories prior to the Closing Date. The Sellers' rights under
Section 6.19(a) hereof are limited to using the Licensed Marks in the identical style, typeface and graphic appearance in which such marks are used by the Sellers as of the Closing Date.

            (e) In the event that the Sellers materially breach any of the terms of this Section 6.19, the license granted to use the Licensed Marks shall terminate ten (10) days after issuance by the Buyer of a notice specifying a breach of this Section 6.19 by the Sellers, provided that, with respect to any such breach that is curable, the Sellers have not commenced steps to cure such breach within such ten (10) day period and actually cured such breach within thirty (30) days after such notice.

            Section 6.20. Non-US Transactions. (a) The Sellers and Parent shall, and shall cause Exodus Germany and the German Buyer, respectively, to,
(i) use their commercially reasonable efforts, subject to the requisite approvals of the German Buyer and applicable Law, to enter into an agreement to sell the assets and liabilities of Exodus Germany upon the terms and subject to the conditions set forth on Schedule 6.20(a) for an aggregate purchase price of $8,000,000, subject to adjustment in accordance with the terms of the definitive documentation to be entered into with respect to such transaction (the "German Transaction") and (ii) in furtherance of clause (i), promptly following the date hereof, enter into negotiations in good faith of the definitive documentation with respect to the German Transaction (including a transition services agreement, to the extent necessary to operate the German Business for no more than 120 days following the consummation of the German Transaction, and an escrow agreement) and consummating the transactions contemplated thereby. Exodus shall consider in good faith, at the request of Parent, transaction structures that would involve putting Exodus Germany into insolvency proceedings prior to the consummation of the German Transaction under the laws of Germany (or any other structures to limit Parent's and its Affiliates' risks in consummating the German Transaction), provided that such structures do not adversely affect Exodus.

            (b) Exodus and Parent shall, and shall use commercially reasonable efforts to cause the Minority Shareholders and the Japanese Buyer, respectively, to, (i) use their commercially reasonable efforts, subject to the requisite approvals of the Japanese Buyer and applicable Law, to enter into an agreement to sell all of the issued and outstanding capital stock of Exodus Japan to the Japanese Buyer for an aggregate purchase price of $1.00 and to assign all amounts owed by Exodus Japan to Exodus or any of its Affiliates for a purchase price of $1.00, in each case in accordance with the terms and conditions set forth on Schedule 6.20(b) (the "Japanese Transaction") and (ii) in furtherance of clause (i), promptly following the date hereof, enter into negotiations in good faith of the definitive documentation with respect to the Japanese Transaction (including a transition services agreement, to the extent necessary to maintain the continued operations of Exodus Japan for no more than 120 days following consummation of the Japanese Transaction) consummating the transactions contemplated thereby. Parent shall consider in good faith, at the request of Exodus, alternative transaction structures for the Japanese Transaction, taking into account, among other things, tax considerations, provided that such alternative structures do not adversely affect Parent or the Japanese Buyer.

            (c) The Sellers and Parent shall, and shall cause Exodus UK and the UK Buyer, respectively, to, (i) use their commercially reasonable efforts, subject to the requisite approvals of the UK Buyer and applicable Law, to enter into an agreement to sell the assets and liabilities of Exodus UK upon the terms and subject to the conditions set forth on Schedule 6.20(c) for an aggregate purchase price of $8,000,000, subject to adjustment in accordance with the terms of the definitive documentation entered into with respect to such transaction (the "UK Transaction") and (ii) in furtherance of clause (i), promptly following the date hereof, enter into negotiations in good faith of the definitive documentation with respect to the UK Transaction (including a transition services agreement, to the extent necessary to operate the UK Business for no more than 120 days following the consummation of the UK Transaction, and an escrow agreement) and consummating the transactions contemplated thereby.

            (d) The obligation of each of the parties to the transactions described in this Section 6.20 to consummate such transactions shall be subject in all respects to the execution and delivery of definitive documentation in form and substance satisfactory to the Sellers and Parent, and, in the case of each of the German Buyer, the Japanese Buyer and the UK Buyer, the completion of diligence satisfactory to the relevant Buyer prior to the consummation of such transactions. Exodus shall use its commercially reasonable efforts to cause Exodus UK, Exodus Germany and Exodus Japan to permit, Parent, the relevant Buyer and their representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to the properties, officers and employees of Exodus UK, Exodus Germany and Exodus Japan (and the Sellers shall use their commercially reasonable efforts to cause the outside independent accountants of Exodus UK, Exodus Germany and Exodus Japan to be available to Parent and each such Buyer on the same basis), and shall furnish, or cause to be furnished, to Parent and the relevant Buyer any financial and operating data, tax information, books and records, contracts and documents and other information that is available with respect to Exodus UK, Exodus Germany and Exodus Japan as Parent and each such Buyer shall from time to time reasonably request (including any work papers of the accountants); provided, that the foregoing shall not require the Sellers to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any trade secrets of third parties or violate any obligations with respect to confidentiality or other obligations under applicable Law. The parties agree and acknowledge that Closing is not conditioned on completion of any of the UK Transaction, the German Transaction or the Japanese Transaction.

            (e) Exodus shall, and shall cause each of its Subsidiaries to,
(i) use its commercially reasonable efforts to ensure that each of Exodus UK, Exodus Germany and Exodus Japan from the date hereof until the closing of, or such time as the parties determine not to proceed with, the UK Transaction, the German Transaction or the Japanese Transaction, respectively, (A) operate their respective businesses only in the ordinary course consistent with past practice and, if applicable, the commencement and pendency of the Bankruptcy Cases, (B) use its commercially reasonable efforts to preserve intact their current business organizations and (C) use its commercially reasonable efforts to maintain their tangible assets in proper working order and, subject to applicable Law, to not permit Exodus UK, Exodus Germany or Exodus Japan to take any of the actions referred to in Section 6.20(b) (with all references therein to the Business and Purchased Assets being deemed to refer to the business and assets of Exodus UK, Exodus Germany and Exodus Japan, respectively), (ii) not take any action or assert any claim held by them (in its capacity as creditors or direct or indirect shareholders of Exodus Germany, Exodus Japan or Exodus UK, or otherwise) in a manner which would prevent or delay the consummation of the German Transaction, the Japanese Transaction or the UK Transaction, and (iii) subject to applicable Law, use commercially reasonable efforts to prevent Exodus Germany, Exodus Japan and Exodus UK from becoming subject to any insolvency proceedings, other than one requested by Parent, and taking any action that could have a material and adverse effect on the business of Exodus Germany, Exodus Japan or Exodus UK.

            (f) Notwithstanding anything contained in this Section 6.20 to the contrary, none of the Sellers or any of their Affiliates shall have any liability to Parent, the Buyer or their Designees or Affiliates for any action or inaction by the Minority Shareholders.

            (g) (i) The Sellers will not, and, subject to applicable Law, will use commercially reasonable efforts to ensure that each of Exodus UK, Exodus Germany and Exodus Japan will not, directly or indirectly, (x) solicit or encourage any inquiries, discussions or proposals regarding, (y) continue, propose or enter into negotiations or discussions with respect to, or (z) enter into any agreement or other understanding providing for, any (A) direct or indirect acquisition or purchase of any voting securities of, or equity interest in, any of Exodus UK, Exodus Germany or Exodus Japan, (B) merger, consolidation, sale of a material portion of the assets, recapitalization, liquidation, dissolution or similar transaction involving any of Exodus UK, Exodus Germany or Exodus Japan or (C) other transaction which would reasonably be expected to impede, interfere with, prevent or materially delay any of the German Transaction, Japanese Transaction or UK Transaction (an "Alternative Non- US Transaction").

                 (ii) In the event that at any time prior to the six month anniversary of the Closing the Sellers receive any proposal from a third party to enter into an Alternative Non-US Transaction that the Sellers would wish to accept, the Sellers shall give written notice to Parent of such proposal, including the terms and conditions of such Alternative Transaction. Parent shall have the right to elect (either directly or through a Designee), by written notice delivered to the Sellers not more than ten (10) Business Days after the receipt of such notice from the Sellers, to pursue the Alternative Non-US Transaction on the basis set forth in such notice from the Sellers. If Parent makes such election and the consideration payable to the Sellers in connection with the Alternative Non-US Transaction exceeds the amounts contemplated in Sections 6.20(a), 6.20(b) and 6.20(c), respectively, Parent shall be entitled to (A) reduce the Cash Consideration by the amount of such excess (if such Alternative Non-US Transaction is accepted prior to the Closing) or (B) claim against and deduct from the Escrowed Amount the amount of such excess (in all other cases). If Parent does not elect to pursue the Alternative Transaction as set forth above, the Sellers shall be entitled to accept the proposal for the Alternative Transaction on the basis set forth in the notice from the Sellers referred to above.

            Section 6.21. Consents to Severance of Leases. (a) Exodus shall use commercially reasonable efforts to obtain the consent of the relevant landlord, or otherwise to enter into arrangements with the relevant landlord, to enable the Buyer or its any of its Designees to assume and assign, or to enter into, a separate lease with respect to the Internet data centers identified as Chicago 1, DC 4 (Buildings 1 and 2 in Phase I of the relevant lease) and Dallas 1, (Buildings 1 and 2 in the relevant lease), in each case,
(i) without any obligation on the part of the Buyer or any such Designee, whether to pay rent or otherwise, in respect of any of the other property currently covered by the existing leases relating to such data centers, (ii) for a rental rate not exceeding the portion of the existing rent obligations under such lease allocable to such Internet data center (which allocation is set forth in column "A" of Schedule 6.21), and (iii) on such other terms and conditions not less favorable to the Buyer or its Designee than the terms and conditions set forth in such existing lease (except for any terms and conditions as do not currently apply to such Internet data center). The costs and expenses of obtaining such consents or making such other arrangements shall be borne by Exodus. Parent shall, and shall cause the Buyer and its Designees to, provide reasonable cooperation to Exodus in connection with the obtaining of such consents or making of such arrangements.

            (b) Notwithstanding the provisions of Section 6.21(a), at the election of Exodus by written notice to Parent on or prior to the fifth (5th) Business Day prior to the Closing Date, in lieu of obtaining any of the consents, or entering into such other arrangements, as are described in
Section 6.21(a) Exodus may specify that any of the Internet data center described in Schedule 6.21 shall thereafter be deemed a Non-Acquired Site and the relevant lease shall not be deemed an Assumed Lease, in which event the Cash Consideration shall be reduced by the amount set forth with respect to such Internet data center in column "B" of Schedule 6.21 (the aggregate of any such reductions, the "Excluded Lease Amount").

            Section 6.22. Additional Payments in respect of Austin 2. Parent and the Buyer agree that Exodus may, directly or indirectly through the SPEs, enter into an agreement prior to the Closing to dispose of the Internet data center referred to as Austin 2, in which event the Buyer will use commercially reasonable efforts to consummate, at Exodus' expense, such sale, provided that any such agreement shall be conditional upon the receipt of any necessary consents under the Securitization Documents. In the event any such disposition is completed within six (6) months after the Closing, Buyer shall pay to Exodus, within ten (10) Business Days after the completion of such disposition, an amount equal to the first $15,000,000 of the net proceeds received in connection with such disposition and fifty percent (50%) of any net proceeds received in excess of $15,000,000. For this purpose, "net proceeds" mean the cash proceeds received from any such disposition less any costs, fees or expenses incurred by the Buyer (or the SPE) in connection with such disposition.

            Section 6.23. Letters of Credit; Security Deposits. (a) The Buyer will use commercially reasonable efforts to cause the release to the Sellers at the Closing of the cash deposits set forth in Schedule 2.1(a)(i) and any cash collateral securing Exodus's reimbursement obligation in respect of the letters of credit set forth in Schedule 6.23. Such efforts shall include arranging for the issuance of replacement letters of credit in an amount not to exceed the amount of each such letter of credit set forth on Schedule 6.23.

            (b) For a period of six (6) months following the Closing, Exodus shall be entitled to receive from Parent or the Buyer if, and to the extent that, Exodus obtains and delivers to Parent or Buyer an estoppel letter from the owner of the relevant property in a form reasonably satisfactory to the Buyer, in which such owner agrees in substance not to make any claims against any security deposits (or agrees to limit such claims) included in the Purchased Assets except in respect of action or omissions after the date of such estoppel letter, a payment in an amount equal to the amount of such security deposit (or portion thereof).

            Section 6.24. Shutdown of Certain Non-Acquired Sites. The Sellers shall use commercially reasonable efforts to shutdown the eleven (11) Internet data centers specified on Schedule 6.24 as promptly as practicable in accordance with the anticipated shutdown dates set forth in such Schedule, but in no event later than April 30, 2002. For purposes of this Section 6.24, to "shutdown" an Internet data center shall mean to terminate all services to customers serviced in such Internet data center, and to remove all personal property that is not attached to real property (other than being plugged into an electrical outlet(s) and/or rack mounted) at the Internet data center.

                                 ARTICLE VII

                            CONDITIONS TO CLOSING

            Section 7.1. Conditions Precedent to Obligations of the Sellers and the Buyer. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

            (a) a Primary Sale Order and a Primary 365 Contracts Order (which may be the same order), in form and substance reasonably satisfactory to the Buyer and meeting the requirements of Section 6.1(a)(ii) hereof, shall be entered by the Bankruptcy Court;

            (b) The applicable appeal periods with respect to the Primary Sale Order and the Primary 365 Contracts Order shall have expired and such Orders shall have become Final Orders; provided, however, notwithstanding
Section 7.1(a) hereof, the Buyer shall be obligated to close following the expiration of the applicable appeal periods even if such Orders have been appealed, so long as (i) the effectiveness of such Orders has not been stayed pending appeal by a court of competent jurisdiction, (ii) in the reasonable good faith judgment of Parent, after consultation with counsel and taking into account Section 363(m) of the Bankruptcy Code, the reversal or modification of such Orders as a result of any then pending appeal would not have a Material Adverse Effect on the Purchased Assets, and (iii) Section 363(m) of the Bankruptcy Code shall remain in full force and effect and there shall have been no material change in the judicial interpretation of such statutory provision;

            (c) (i) any applicable waiting period under the HSR Act or any applicable comparable foreign merger control authority, and any extensions thereof obtained by request or other action of the FTC, the Antitrust Division or applicable non-U.S. antitrust or competitive regulatory authorities, shall have expired or been earlier terminated and (ii) if required by applicable Law, the parties shall have received a decision from the European Commission under Regulation 4064/89 that the transactions contemplated by this Agreement and any matters arising therefrom fall within either Article 6.1(a) or Article 6.1(b) of such Regulation and that, in any event, the Merger will not be referred to any competent authority or dealt with by the European Commission pursuant to Article 9.3 of such Regulation and (iii) no condition or requirement unacceptable to Parent in its reasonable opinion shall be imposed on or required of Parent or any of its Subsidiaries or Affiliates as a result of or as a condition to the foregoing;

            (d) the regulatory consents, approvals and filings that are set out in Schedule 3.12 shall have been obtained or made in form and substance reasonably satisfactory to the Parties;

            (e) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and
(c)) shall be pending by any Governmental Entity to enjoin, restrain or prohibit the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement or that, if adversely determined, would constitute or reasonably be expected to constitute a Material Adverse Effect on the Purchased Assets; and

            (f) there shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

            Section 7.2. Conditions Precedent to Obligations of the Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions precedent:

            (a) the representations and warranties of Parent contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made on such date (except for representations and warranties that relate to a specified date which shall be true and correct as of such specified date), and all representations and warranties of Parent and the Buyer contained in this Agreement that are not so qualified shall be true and correct with only such exceptions as individually or in the aggregate do not constitute, and would not be reasonably expected to constitute, a Material Adverse Effect on Parent;

            (b) Parent and the Buyer shall have performed in all material respects their respective obligations under this Agreement required to be performed at or prior to the Closing Date, including, without limitation, payment of the Cash Consideration.

            (c) the Sellers shall have received a certificate, in form and substance to the reasonable satisfaction of the Sellers, dated as of the Closing Date, executed on behalf of Parent and the Buyer by an authorized officer of Parent, certifying in such detail as the Sellers may reasonably request, that the conditions of Sections 7.1 hereof and this Section 7.2 have been fulfilled;

            (d) the Transition Services Agreement B/S shall have been duly executed; and

            (e) all third party consents, waivers and approvals with respect to the DIP Financing lenders shall have been received.

            Section 7.3. Conditions Precedent to the Obligations of Parent and the Buyer. The obligation of Parent and the Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions precedent:

            (a) the representations and warranties of Exodus contained in this Agreement qualified by materiality or Material Adverse Effect shall be true and correct in all respects without further qualification as of the Closing Date as if made on such date (except for representations and warranties that relate to a specified date which shall be true and correct as of such specified date), and all representations and warranties of Exodus contained in this Agreement that are not so qualified shall be true and correct with only such exceptions as, individually or in the aggregate, do not constitute and would not be reasonably expected to constitute a Material Adverse Effect on Exodus or on the Purchased Assets;

            (b) each Seller shall have performed in all material respect its covenants and obligations under this Agreement required to be performed by such Seller at or prior to the Closing Date with only such exceptions as, individually or in the aggregate, do not constitute and would not reasonably be expected to constitute a Material Adverse Effect on Exodus or on the Purchased Assets;

            (c) no Material Adverse Effect on the Purchased Assets shall have occurred since the date of this Agreement;

            (d) Parent shall have received a certificate, in form and substance to the reasonable satisfaction of Parent, dated as of the Closing Date, executed on behalf of the Sellers by an authorized executive officer of Exodus, certifying in such detail as the Buyer may reasonably request, that the conditions in Section 7.1 hereof and this Section 7.3 have been fulfilled;

            (e) the Sellers shall have delivered to Parent resignations and releases of all officers of the SPEs (other than any officer of an SPE that is not a designee of the Sellers or another SPE), except as otherwise requested by Parent no less than ten (10) Business Days prior to the Closing Date;

            (f) the Sellers shall have delivered to Parent and the Buyer duly executed assignments of the Primary Non-365 Contracts, together with all third party consents required pursuant to applicable Law or the terms thereof in order to effect such assignment to the Buyer or its Designees, in form and substance reasonably satisfactory to Parent other than assignments or consents the failure of which to obtain would not, individually or in the aggregate, materially impair the ability of Parent and the Buyer to conduct the Business after the Closing;

            (g) all third party consents, waivers and approvals for the items listed on Schedule 7.3(g) shall have been received;

            (h) each of the Sellers shall furnish to Parent, on or before the Closing Date, a statement issued by each Seller pursuant to Treasury Regulation Section 1.1445-2(b), certifying as to each such Seller's non-foreign status and dated not more than ten (10) days prior to the Closing Date; and

            (i) the Transition Services Agreement S/B shall have been duly executed by each of the Sellers party thereto.

                                ARTICLE VIII

                                 TERMINATION

            Section 8.1. Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

            (a) by mutual written consent of Exodus and Parent;

            (b) by Parent, if the Auction does not occur on or before January 14, 2002 or the Closing does not occur on or before February 15, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to Parent if Parent or the Buyer shall have failed to perform, or caused any of its respective Subsidiaries to perform, any of its respective material obligations under this Agreement;

            (c) by Exodus, if the Closing does not occur on or before March 31, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to Exodus if Exodus or any Seller shall have failed to perform, or caused any of its respective Subsidiaries to perform, any of its respective material obligations under this Agreement;

            (d) by either Exodus, on the one hand, or Parent on the other hand, if consummation of the transactions contemplated by Article II would violate any non-appealable final Judgment of any court or Governmental Entity having competent jurisdiction;

            (e) by Parent on or before December 20, 2001, if the Bankruptcy Court has not entered the Bidding Procedures Order, in form and substance reasonably satisfactory to Parent and meeting the requirements of Section 6.1(a)(ii) hereof, on or before December 13, 2001;

            (f) by Parent, if the Bankruptcy Court has not entered the Primary Sale Order, in form and substance reasonably satisfactory to Parent and meeting the requirements of Section 6.1(a)(iii) hereof, or such Sale Order has not become a Final Order, on or before February 5, 2002;

            (g) by Exodus, if Exodus accepts or is about to accept a Qualified Bid at the Auction other than that of Parent and the Buyer, provided that such termination shall be of no effect if Exodus does not enter into an agreement with respect to such Qualified Bid immediately after termination hereunder;

            (h) by Parent, if Exodus gives written notice to Parent that it is unable to obtain the consents required by Section 7.3(f) or Section 7.3(g) or Exodus is otherwise unable to provide Parent or Buyer the benefit of the Contract with respect to which such consents have not been obtained;

            (i) by Parent or Exodus, in the event Exodus enters into a binding commitment with respect to, or consummates, an Alternative Transaction;

            (j) by either Parent or Exodus if any condition precedent to the obligations of Parent and the Buyer or the obligations of the Sellers, respectively, shall be or become incapable of being satisfied at or prior to the date set forth in Section 8.1(b);

            (k) by Exodus, upon a breach of any covenant or agreement on the part of Parent or the Buyer set forth in this Agreement, or if any representations or warranty of Parent or the Buyer shall have been or become untrue, in each case such that the conditions set forth in Section 7.2(a) or
(b) would not be satisfied, so long as Exodus is not then in breach of its obligations under this Agreement; provided, however, that if any such breach is curable prior to January 31, 2002 by Parent or the Buyer through the use of commercially reasonable efforts, following written notice of such breach from Exodus, for as long as Parent or the Buyer shall be using its commercially reasonable best efforts to cure such breach, Exodus may not terminate this Agreement pursuant to this Section 8.1(k); and

            (l) by Parent, upon a breach of any covenant or agreement on the part of the Sellers set forth in this Agreement, or if any representations or warranty of the Sellers shall have been or become untrue, in each case such that the conditions set forth in Section 7.3(a) or (b) would not be satisfied, so long as Parent is not then in breach of its obligations under this Agreement; provided, however, that if any such breach is curable prior to January 31, 2002 by the Sellers through the use of commercially reasonable best efforts, following written notice of such breach from Parent, for as long as such Seller shall be using its commercially reasonable efforts to cure such breach, Parent may not terminate this Agreement pursuant to this
Section 8.1(l).

            Section 8.2. Notice of Termination. In the event of any termination pursuant to this Article VIII, written notice thereof setting forth the reasons therefor shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

            Section 8.3. Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 8.1, this Agreement shall become void and of no further force or effect, except for the provisions of (i) Section 6.7 relating to the obligations of the Sellers, on the one hand, and Parent and the Buyer, on the other hand, to keep confidential certain information and data obtained by them, (ii) Section 6.4, relating to certain payments to be made to Parent in connection with an Alternative Transaction, (iii) Section 10.3, relating to publicity, and (iv)
Section 10.2, relating to certain expenses. Nothing in this Section 8.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement, except in the event Parent, Buyer or its Designees shall have received the Break-Up Fee or Expense Reimbursement, in which case no such liability shall attach.

                                  ARTICLE IX

                               INDEMNIFICATION

            Section 9.1. Survival of Representations. The representations and warranties of Exodus and Parent contained in Article III and Article IV of this Agreement or in any other instrument delivered in connection herewith shall survive for six months following the Closing Date, after which such representations or warranties shall terminate and not have any force or effect and shall not constitute the basis for any further claim in contract, tort or otherwise by Parent or the Buyer against any Seller or by any Seller against Parent, absent fraud. Following the Closing Date, the remedies provided in this Article IX shall be the sole recourse of each of the parties hereto for all claims, liabilities, losses, damages, costs and expenses arising out of this Agreement, other than those in Section 2.2(d)(ii),
Section 2.2(g), the penultimate sentence of Section 2.4(a), Article V,
Section 6.13 and Section 6.16. Each of the covenants of the parties hereto shall terminate as of the Closing other than those which by their terms contemplate performance after the Closing Date.

            Section 9.2. Agreement to Indemnify. (a) Upon the terms and subject to the conditions of this Article IX, Exodus shall indemnify, defend and hold harmless Parent and the Buyer and their respective directors, officers, employees, agents and Affiliates (including any Designee) from any losses, liabilities, claims (as defined in Section 101 of the Bankruptcy
Code), damages or expenses (including reasonable legal fees and expenses) whatsoever, whether known or unknown, fixed, liquidated, contingent or otherwise (collectively, "Claims") which result from (i) the Excluded Liabilities and/or (ii) any breach of (A) the representations made by the Sellers in Article III of this Agreement or (B) the covenants made by the Sellers in this Agreement or (C) in the event the Japanese Transaction is consummated, the representations and covenants of Exodus contained in the definitive documentation entered into with respect to the Japanese Transaction.

            (b) Upon the terms and subject to the conditions of this Article IX, Parent shall indemnify, defend and hold harmless Exodus and its directors, officers, employees, agents and Affiliates from any Claims which result from (i) the Assumed Liabilities, (ii) any breach of (A) the representations made by Parent and the Buyer in Article IV of this Agreement or (B) the covenants made by Parent and the Buyer in this Agreement and/or
(iii) the operation of the Business by Parent and/or the Buyer or Parent's and/or the Buyer's ownership, operation or use of the Purchased Assets following the Closing Date.

            Section 9.3. Conditions of Indemnification for Third-Party Claims. Subject to the provisions of Section 9.4, the obligations and liabilities of Exodus and Parent, in the case of Section 9.2, with respect to Claims made by or against third parties ("Third Party Claims") shall be subject to the following terms and conditions:

            (a) The person to whom such Third Party Claim relates (the "Indemnified Party") will give the party required to provide such indemnification (the "Indemnifying Party") prompt notice of such Third Party Claim, and the Indemnifying Party will (except as otherwise contemplated by the proviso to Section 9.3(b) hereof) assume the defense thereof with counsel selected by it (such counsel to be reasonably satisfactory to the Indemnified Party); provided, that the Indemnified Party shall be entitled to participate in such action and to employ counsel at its own expense to assist in the handling of such Third Party Claim.

            (b) If the Indemnifying Party, within a reasonable time after notice of any such Third Party Claim, fails to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall have the right to undertake the defense or, with the consent of the Indemnifying Party (such consent not to be unreasonably withheld), to undertake a compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of a Third Party Claim effected without its written consent (such consent not to be unreasonably withheld so long as such compromise or settlement requires only the payment of money damages). During any period when the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay, compromise or settle such Third Party Claim without the Indemnifying Party's consent; provided, that the Indemnified Party may nonetheless pay, compromise or settle such Third Party Claim without such consent during such period, in which event it shall, automatically and without any further action on its part, waive any right (whether or not pursuant to this Agreement) to indemnity in respect of all losses, liabilities, damages or expenses relating to such Third Party Claim. If the Indemnifying Party shall defend any such Third Party Claim until such Third Party Claim shall be adjudicated by order, decree, ruling or other action, then the Indemnified Party shall have the right, in the exercise of its exclusive discretion, to determine whether or not to appeal such adjudication.

            (c) Anything in this Section 9.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be withheld unreasonably or delayed), settle or compromise any Third Party Claim or consent to the entry of any Judgment which does not include as an unconditional term thereof the giving by the Claimant and/or plaintiff to the Indemnified Party of a release from all liabilities in respect of such Third Party Claim.

            (d) The Indemnified Party shall, and shall cause its Affiliates to, provide the Indemnifying Party with such assistance (without charge) as may reasonably be requested by the Indemnifying Party in connection with any indemnification or defense provided for herein, including, without limitation, providing the Indemnifying Party with such information, documents and records as shall be reasonably available and reasonable access to the services of and consultations with such personnel of the Indemnified Party or its Affiliates as the Indemnifying Party shall reasonably deem necessary (provided that such access shall not unreasonably interfere with the performance of the duties performed by or responsibilities of such personnel).

            Section 9.4. Limitation of Indemnification. Any Claim brought under Section 9.2 is subject in each case to the following limitations and restrictions:

            (a) Except as otherwise provided in this Agreement, claims described in Section 9.2 may not be asserted at any time after the close of business on the first Business Day that is one year after the Closing Date.

            (b) Claims made pursuant to Section 9.2(a) (except for any Claims based on Section 5.1) will be paid only to the extent that the aggregate amount of all such Claims exceeds $2,500,000 (the "Deductible") at which point Exodus shall be liable for the amount of such Claims in excess thereof, provided, however, that the aggregate amount recoverable pursuant to Section 9.2(a) in excess thereof shall in no event exceed the Escrowed Amount together with any interest or earnings thereon. Claims made pursuant to
Section 9.2(b) (except for any Claims based on Section 5.1) will be paid only to the extent that the aggregate amount of all such Claims exceeds $2,500,000 at which point Parent shall be liable for the amount of such Claims in excess thereof; provided, however, that the aggregate amount recoverable pursuant to
Section 9.2(b) (except for any Claims based on Section 5.1) shall in no event exceed $56,000,000.

            (c) Each Claim shall be reduced by the amount of any insurance proceeds (net of expenses of collection) actually received in connection with such Claim; the parties covenant to exercise commercially reasonable efforts to collect insurance proceeds under applicable insurance policies that are then in force if and to the extent that such Claim relates to an event covered by such insurance policies and if Parent or the Buyer shall receive any insurance proceeds after payment of any Claim by Exodus, Parent or the Buyer shall deposit in the escrow account established pursuant to the Escrow Agreement the lesser of the amount of insurance proceeds (net of expenses of collection) and the amount actually paid by Exodus to Parent or the Buyer in respect of such Claim.

            (d) In determining whether Parent or the Buyer is entitled to recover for any Claim under Section 9.2(b)(i), (A) all references to the Knowledge of any Person in the representations and warranties of Sellers shall be disregarded, (B) the representations and warranties of Sellers shall not be deemed qualified by any references to materiality, Material Adverse Effect contained therein and (C) any breaches thereof shall be determined without regard to whether such breach constitutes a Material Adverse Effect; provided, however, that in no event will Parent or the Buyer be entitled (i) to recover for any Claim relating to or arising out of a breach of any representation or warranty herein of Exodus pursuant to which the aggregate loss, expense, liability or damage does not exceed $200,000; (ii) to aggregate any such items with a value of $200,000 or less for the purpose of exceeding the limitation set forth in clause (i) of this Section 9.4(d) or the Deductible; or (iii) to otherwise submit such items as Claims reimbursable pursuant to this Article IX.

            Section 9.5. Security for Indemnification. To secure the obligations of the Sellers (a) pursuant to Section 2.2(d)(ii), Section 2.2(g), the penultimate sentence of Section 2.4(c) and Section 6.16, (b) pursuant to Article V and (c) to indemnify the Buyer and its directors, officers, employees, agents and Affiliates (including any Buyer's Designee) under this Article IX, at the Closing, Parent will deposit the Escrowed Amount and the Scheduled Lease Amount with the Escrow Agent, to be held and released in accordance with the terms of the Escrow Agreement. Any Lease Adjustment, any payment required to be made by the Sellers pursuant to
Article V and any indemnification required to be made by the Sellers pursuant to this Article IX shall be satisfied solely pursuant to the terms of the Escrow Agreement; provided, that the Buyer may, in its sole discretion, seek recovery of any amounts owed by the Sellers pursuant to Section 2.2(d)(ii) and the penultimate sentence of Section 2.4(a) directly from the Sellers. The term of the Escrow Agreement shall run for one year plus any additional period required to resolve any disputed claim thereunder.

            Section 9.6. Purchase Price Adjustment. Any payment by the Sellers under this Article IX shall be treated by the parties hereto for all Tax purposes as a reduction to the Cash Consideration in a manner consistent with the Final Allocation determined under Section 5.2.

                                  ARTICLE X

                                MISCELLANEOUS

            Section 10.1. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Sellers, Parent and the Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party or parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            Section 10.2. Expenses. Except as otherwise expressly provided in this Agreement, including, without limitation, Section 6.4, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby. Exodus shall bear any expenses or fees necessary to obtain the consents and waivers required by items A, B and C of Schedule 7.3(g).

            Section 10.3. Public Disclosure. Each of the parties to this Agreement agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable Law or the requests, rules and regulations of each stock exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by applicable Law or the requests, rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

            Section 10.4. Specific Performance. The parties recognize that if any party breaches this Agreement or refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the non-breaching party or parties for their injuries. The non-breaching party or parties shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the non-breaching party or parties to enforce this Agreement, the party in breach shall waive the defense that there is an adequate remedy at law.

            Section 10.5. Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assigned, delegated or otherwise transferred, by Parent, the Buyer or the Sellers; provided, however, that the Buyer may assign their rights to purchase the Purchased Assets or assume any Assigned Contract to one or more of their wholly-owned Subsidiaries, but in no event will such assignment relieve the Buyer of its obligations hereunder.

            Section 10.6. Entire Agreement. This Agreement (including all Schedules hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which will (other than the fifth and sixth paragraphs thereof) remain in full force and effect for the term provided for therein.

            Section 10.7. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

            Section 10.8. Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Parent, the Buyer and the Sellers, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

            Section 10.9. Schedules. The inclusion of any matter in any Schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, to the extent that such disclosure is sufficient to identify the section to which such disclosure is responsive, but inclusion therein shall not be deemed to constitute an admission, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement. If, subsequent to the date of this Agreement and prior to the Closing Date, an event occurs that renders untrue any representation or warranty of Exodus (a "Subsequent Event"), Exodus shall promptly deliver to Parent an amended or supplemental Schedule (a "Subsequent Disclosure Schedule") which will contain a description of the Subsequent Event; provided, however, that this Section 10.9 is not intended to permit the Sellers to alter or amend the representations and warranties as made herein and shall not cure the inaccuracy thereof for any purpose under this Agreement. The disclosure of any particular fact or item in any Schedule, Disclosure Letter or Subsequent Disclosure Schedule shall not be deemed an admission as to whether the fact or item is "material" or would constitute a "Material Adverse Effect."

            Section 10.10. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

            Section 10.11. Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 10.12. Notices. All notices and other communications hereunder shall be deemed given if in writing and delivered personally, sent by facsimile (confirm receipt), by registered or certified mail (return receipt requested) or nationally recognized overnight courier to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

            (a) if to any Seller:

                       Exodus Communications, Inc.
                       2831 Mission College Boulevard
                       Santa Clara, CA 95054
                       Attn: Chief Executive Officer

                   With a copies to:

                       Exodus Communications, Inc.
                       2831 Mission College Boulevard
                       Santa Clara, CA 95054
                       Attn: General Counsel

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       4 Times Square
                       New York, NY 10036-6522
                       Attn:  J. Gregory Milmoe
                       Fax:  (212) 735-2000

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       525 University Avenue
                       Palo Alto, CA  94301
                       Attn:  Marc R. Packer
                       Fax: (650) 470-4570

            (b) if to Parent or the Buyer:

                       Cable and Wireless plc
                       124 Theobalds Road
                       London WC1X 8RX
                       United Kingdom
                       Attn:  Company Secretary
                       Fax: +44 20 7315 5073

                   With a copy to:

                       Cleary, Gottlieb, Steen & Hamilton
                       One Liberty Plaza
                       New York, NY  10006
                       Attn:  James L. Bromley
                       Fax:   212-225-3999

            Any notice given by mail shall be effective when received.

            Section 10.13. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, the parties confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person.

            Section 10.14. Governing Law. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New York applicable hereto. The parties agree that, except as provided herein or in the Escrow Agreement, without limitation of any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein; and (b) any and all claims, actions, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

            Section 10.15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

              [Remainder of this page intentionally left blank.
                           Signature page follows.]




            IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

EXODUS COMMUNICATIONS, INC.             CABLE AND WIRELESS PLC


By:  /s/ William M. Austin                By:  /s/ Warren Tucker
     -------------------------            ----------------------------
     Name:  William M. Austin             Name:  Warren Tucker
     Title: Executive Vice President,     Title: Deputy Group Finance Officer
            Finance, Chief
            Administrative Officer
            and Chief Financial
            Officer


AMERICAN INFORMATION SYSTEMS, INC.      DIGITAL ISLAND INC.



By:  /s/ William M. Austin                By:  /s/ Chris Albinson
     -------------------------            ----------------------------
     Name:  William M. Austin             Name:  Chris Albinson
     Title: Chief Financial Officer       Title: Chief Strategy Officer


ARCA SYSTEMS, INC.


By:  /s/ William M. Austin
     -------------------------
     Name:  William M. Austin
     Title: Chief Financial Officer


COHESIVE TECHNOLOGY SOLUTIONS, INC.


By:  /s/ William M. Austin
     -------------------------
     Name:  William M. Austin
     Title: Chief Financial Officer


GLOBALCENTER HOLDING, CO.


By:  /s/ William M. Austin
     -------------------------
     Name:  William M. Austin
     Title: Chief Financial Officer


GLOBALCENTER, INC.


By:  /s/ William M. Austin
     -------------------------
     Name:  William M. Austin
     Title: Chief Financial Officer


SERVICE METRICS, INC.


By:  /s/  William M. Austin
     -------------------------
     Name:  William M. Austin
     Title: Chief Financial Officer


                 SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT